EXHIBIT 99.1

SAVINGS PLAN FOR UNION EMPLOYEES OF UNILEVER

SAVINGS PLAN

FOR UNION EMPLOYEES OF UNILEVER

Amended and Restated August 1, 2003

ARTICLE I

Definitions

     1.1 Wherever used herein, unless the context otherwise indicates, the following terms shall have the respective meanings set forth below:

Account

A Participant’s After-tax Account, Before-tax Account, Company Matching Account, Company Contribution Account, Rollover Account or any subaccount thereof, as the context requires. For purposes of administration, the Committee may aggregate such Accounts as they deem appropriate.

Actual Deferral Percentage

The ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a)(1) an eligible Employee’s Before-tax Contributions for the Plan Year (excluding any Before-tax Contributions that are (A) distributed to an eligible Employee who is not a Highly Compensated Employee pursuant to a claim for distribution under Section 5.1, (B) returned to the eligible Employee pursuant to Section 4.1 or (C) contributed pursuant to Section 3.1(e)), plus (2) in the case of any Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Corporation or an Affiliated Company, elective deferrals made on his behalf under all such arrangements (excluding those that are not permitted to be aggregated with the Plan under Treas. Reg. Section 1.401(k)-1(g)(11)) for the Plan Year, to (b) the eligible Employee’s Compensation for the portion of the Plan Year that the individual was an Employee.

After-tax Contribution

The monies contributed to the Participant’s After-tax Account by the Participant, as provided in Section 3.2 of Article III.

Affiliated Company

The Corporation (i.e., Conopco, Inc.) and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Corporation; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to Section 414(o) of the Code. An entity will be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. For purposes of Section 4.1, “Affiliated Company” means an Affiliated Company, but determined with “more than 50 percent” substituted for the phrase “at least 80 percent” in Section 1563(a)(1) of the Code when applying Sections 414(b) and (c) of the Code.

Associated Company

Any of the following: Unilever P.L.C., Unilever N.V. and any other corporation (except a Participating Company) of which more than 50% of the outstanding voting stock shall be owned directly or indirectly by Unilever P.L.C. and/or Unilever N.V. An entity will be considered an Associated Company only with respect to such period as the relationship described in the preceding sentence exists.

Average Actual Deferral Percentage

The average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of a specified group of eligible Employees.

Before-tax Contribution

The monies contributed to a Participant’s Before-tax Account by a Participating Company, as provided in Section 3.1 of Article III.

Beneficiary

The person or entity, provided such entity has a taxpayer identification number, who or which at any particular time shall, in accordance with the provisions of Section 7.1 (Designation of Beneficiary) of Article VII, be entitled to receive any amount that shall be payable under this Plan in respect of any Participant in the event of his death.

Benefit Commencement Date

For any Participant or Beneficiary of a deceased Participant, the date as of which the first benefit payment from a Participant’s Account is due; provided, however, that the Benefit Commencement Date applicable to any amount withdrawn pursuant to Section 8.2 (In-Service Withdrawals) will not be taken into account in determining the Participant’s Benefit Commencement Date with respect to the remainder of his Account. For purposes of Article VIII (Payment of Benefits), Benefit Commencement Date means the first business day following the receipt of a Participant’s election, if such election is received prior to 4 p.m. Eastern Time in a manner prescribed by the Committee or, if such election is not received prior to 4 p.m. Eastern Time, two business days following receipt of a Participant’s election.

Board of Directors

The board of directors of the Corporation (i.e., Conopco, Inc.).

Code

The Internal Revenue Code of 1986, as amended. A reference to any section of the Code shall be deemed to refer not only to such section, as it may from time to time be amended, and any regulations promulgated thereunder, but also to any successor statutory provision.

Committee

The Benefits Administration Committee appointed by the Board of Directors or its designee to administer the Plan, the Committee being the “administrator” within the meaning of Section 3(16)(A) of ERISA.

Company

The company described on the applicable Appendix to the Plan.

Company Contribution

The money contributed to the Company Contribution Account under the Savings Plan for Lever Brothers Employees Represented by the ICWUC as in effect on December 31, 1989 or the Thrift and Savings Plan for Certain Employees of Lever Brothers Company as in effect on December 31, 1989.

Company Matching Contribution

The monies contributed to the Company Matching Account by the Participating Companies pursuant to Section 3.4 of Article III.

Compensation

(a)	For purposes of Before-tax, After-tax Contributions and Company Matching Contributions, as applicable, the amount described on the applicable Appendix to the Plan subject to any limitations and exceptions described on such Appendix and the following limitations and exceptions:

(b)	For purposes of paragraphs (a) and (c) and Section 3.6, Compensation shall not exceed the dollar limitation, as adjusted by the Secretary of Treasury for cost of living increases, in effect under Section 401(a)(17) of the Code for such year. Compensation shall not exceed the foregoing limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is twelve (12).

(c)	For purposes of the test described in Section 5.2, compensation shall mean the sum of (i) Compensation which is required to be reported pursuant to Sections 6041(d) and 6051(a)(3) of the Code and (ii) any amounts excluded from an Employee’s gross income by reason of Sections 125 (including any amounts deducted on a pre-tax basis for group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Participating Company does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Participating Company’s health plan), 402(e)(3), 402(h), 403(b), 457, 414(h)(2) and 132(f)(4) of the Code. The Compensation received by an Employee for the entire Plan Year shall be taken into account regardless of whether the Employee was a Participant or had contributions credited to his Account for all of such period.

Corporation

Conopco, Inc. or any successor by merger, consolidation, purchase or otherwise.

Disability

The determination that an Employee is disabled under the terms of the applicable Participating, Affiliated or Associated Company’s long-term disability plan or a determination made under applicable Workers’ Compensation or Social Security law and regulations that the individual is totally and permanently disabled. The date of disability shall be the date determined under such plan or applicable statute.

Effective Date

The Plan as established effective April 1, 1980. The effective date of this amended and restated Plan is August 1, 2003, except as otherwise provided herein or required by law.

Employee

An individual described on the applicable Appendix to the Plan, except:

(a)	an individual who is designated by a Participating Company, under nondiscriminatory rules uniformly applied to all employees, similarly situated, as a casual employee,

(b)	an independent contractor, or any other person whom a Participating Company or an Affiliated Company determines, in its sole discretion, based on the criteria set forth in Treas. Reg. Section 31.3401(c)-1, is not a common law employee. If a person who is not classified as a common law employee is subsequently reclassified by the Participating or Affiliated Company, such person, for purposes of this definition shall be deemed a common law employee from the actual (and not the effective) date of such classification, but shall nonetheless be ineligible to become a Participant,

(c)	a director active only in that capacity,

(d)	an individual who is included in a unit of employees covered by a collective bargaining agreement in connection with which retirement benefits were the subject of good faith bargaining unless such agreement provides for participation in the Plan,

(e)	a nonresident alien with no U.S. source income (within the meaning of Section 7701(b) of the Code). Effective January 1, 1993, no nonresident alien shall be eligible to participate in the Plan, or

(f)	a leased employee within the meaning of Section 414(n) of the Code.

ERISA

The Employee Retirement Income Security Act of 1974, as amended. A reference to any section of ERISA shall be deemed to refer not only to such section but also any regulations promulgated thereunder and to any successor statutory provision.

Fund

The Investment Options and other investments and assets held by the Trustee for the benefit of Participants or Beneficiaries of this Plan.

Highly Compensated Employee

For any Plan Year, any employee who performed services for a Participating or Affiliated Company during the Plan Year for which a determination is being made (the “Determination Year”) and who:

(a)	was at any time during the Determination Year or the immediately preceding Determination Year a five-percent (5%) owner, as defined in Section 416(i) of the Code; or

(b)	for the immediately preceding Determination Year, received Compensation (as defined below) from the Participating Company or an Affiliated Company in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with Section 414(q) of the Code.

For purposes of this Section, “Compensation” shall mean compensation as defined in Section 415(c)(3) of the Code (including any amounts deducted on a pre-tax basis for group health coverage because the employee is unable to certify that he has other health coverage, so long as the Participating Company does not otherwise request or collect information regarding the employee’s other health coverage as part of the enrollment process for the Participating Company’s health plan).

Hour of Service

(a)  Each hour for which an employee is directly or indirectly paid or entitled to payment for the performance of duties for a Participating Company or an Affiliated Company during the applicable computation period, (b) each hour for which an employee is paid or entitled to payment by the Participating Company or an Affiliated Company on account of a period during which no duties are performed due to vacation, holiday, illness or incapacity (including disability) determined in accordance with Department of Labor Regulations Section 2530.200b-2(b), (c) each hour of the normally scheduled work hours for each day during any period he performs no duties for the Participating Company or an Affiliated Company due to (1) jury duty, (2) layoff, (3) approved leave of absence, (4)

absence on account of service in the armed forces of the United States of America provided there is a return to active service as an employee within the period and under the conditions required by law pertaining to veterans’ reemployment rights, or (5) “maternity or paternity leave of absence”; and (d) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Participating Company or an Affiliated Company. Notwithstanding the foregoing, no more than 501 Hours of Service shall be credited in a computation period to an employee on account of any single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period), except under subdivision (4) of clause (c).

A “maternity or paternity leave of absence” shall mean an absence from service for any period:

(1)	by reason of the employee’s pregnancy,

(2)	by reason of the birth of the employee’s child,

(3)	by reason of the placement of a child with the employee in connection with the child’s adoption; or

(4)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

Hours of Service credited under clause (a) shall be credited for the computation period in which the duties are performed. Hours of Service credited under clause (b) or (c) shall be credited for the computation periods in which no duties are performed. Hours of Service credited under clause (d) shall be credited for the computation periods to which the award, agreement or payment pertains rather than the computation periods in which the award, agreement or payment was made.

The same Hour of Service shall not be credited more than once. For the purpose of determining Hours of Service completed before the Effective Date of the Plan, the Committee may use whatever records are reasonably accessible to it. If complete records of hours worked are not accessible, the Committee may calculate or estimate approximate numbers of Hours of Service by reasonable methods. Notwithstanding anything else herein, Hours of Service will be credited in accordance with the requirements of Department of Labor Regulation Section 2530.200b-2.

The Hours of Service which otherwise would normally have been credited to the employee, but for a maternity or paternity leave of absence, shall not exceed 501 and shall be treated as Hours of Service only in the year in which the absence from work begins.

Investment Options

Any regulated investment companies registered under the Investment Company Act of 1940, any common trust funds or collective investment funds qualified under Sections 401 and 501 of the Code, and any other funding vehicle which the Pension and Investment Committee permits under the terms of the Plan as listed on Appendix A.

Investment Manager

Any person named by the Pension and Investment Committee to manage, invest, and reinvest all or any of the assets in the Plan, provided that such Investment Manager shall be a registered investment adviser under the Investment Advisers Act of 1940, a bank as defined in such act or an insurance company qualified to perform investment management services under the laws of more than one state.

Leave of Absence

An authorized period of absence (other than for Disability) granted under the personnel rules and regulations of the relevant Participating Company.

Participant

An individual who has become a Participant in this Plan as provided in Article II hereof.

Participating Company

The Company and any other Affiliated Company or Associated Company or division thereof which the Corporation shall designate as a Participating Company and which shall adopt this Plan or have this Plan adopted with respect to it.

Pension and Investment Committee

The Pension and Investment Committee appointed by the Board of Directors or its designee shall have the duties as described in Article XII.

Plan

Savings Plan for Union Employees of Unilever as set forth herein. The Plan is intended to be a qualified profit-sharing plan within the meaning of Section 401(a) of the Code, that satisfies the requirements of Section 401(k) of the Code as to that portion of the Plan represented by Before-tax Contributions and that satisfies the requirements of Section 401(m) of the Code as to that portion of the

Plan represented by After-tax Contributions and Company Matching Contributions. The Trust Fund is intended to be exempt from federal income taxation pursuant to the provisions of Section 501(a) of the Code.

Plan Administrative Manual

A document of rules and procedures adopted by the Committee which governs the Savings Plan for Union Employees of Unilever and which constitutes a part of the Plan.

Plan Year

The calendar year, which shall also be the limitation year for purposes of Section 415 of the Code.

Prior Plan

The Lipton Savings Plan for Hourly Employees of the Independence Plant, the Lipton Savings Plan for Union Employees, the Bestfoods Savings Plan, the Savings Plan for Lever Brothers Employees Represented by the ICWUC, and the Thrift and Savings Plan for Certain Employees of Lever Brothers Company.

Retired Participant

An individual who has retired from a Participating, Affiliated or Associated Company whose vested value of all his Accounts exceeds $5,000 on or at any time after his Termination of Service for reasons of retirement.

Rollover Contribution

Amounts which (a) are contributed as a rollover under Section 402(c) of the Code or (b) constitute an eligible rollover distribution from a plan that is qualified as described in Code Section 401(a), or (c) are contributed from a rollover individual retirement account.

Termination of Service

For any Employee, his Disability, death, retirement, voluntary or involuntary termination or any other absence or termination that causes him to cease to be an Employee. Notwithstanding the preceding sentence, prior to January 1, 2002, a Termination of Service will not be deemed to have occurred with respect to any Participant who has not “separated from service” in accordance with Internal Revenue Service rules.

Trustee

The bank or trust company which shall be trustee under the Trust Agreement.

Trust Agreement

The Master Trust Agreement between Unilever United States, Inc. and the Trustee, as it may be amended from time to time, or any successor instrument, which Trust Agreement forms a part of the Plan.

Trust Fund

The property which shall from time to time be held by the Trustee under the Trust Agreement.

Year of Service

The computation period of twelve (12) consecutive months, measured from the date the employee performs an Hour of Service and each calendar year (commencing with the calendar year in which an employee first performs an Hour of Service) during which the employee completes at least 1,000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the employee first performs an Hour of Service. Solely for purposes of calculating eligibility for participation, “employee” includes any person who is employed by a Participating Company or an Affiliated Company. A person who is not otherwise employed by a Participating Company or Affiliated Company will be deemed to be employed by any such company if he is a “leased employee” with respect to whose services such Participating Company or Affiliated Company is the recipient, within the meaning of Section 414(n) or 414(o) of the Code, but to whom Code Section 414(n)(5) does not apply. For this purpose, the term “leased employee” means, effective for Plan Years beginning after December 31, 1996, any person who is not an employee of the recipient and who provides services to the recipient if (a) such services are provided pursuant to an agreement between the recipient and any other person, (b) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (c) such services are performed under the primary direction or control by the recipient.

ARTICLE II

Requirements for Participation

     2.1 Participation. Each Employee who was a Participant in a Prior Plan on July 31, 2003 shall become or continue to be a Participant in the Plan. Each other Employee may become a Participant in accordance with the terms of the applicable Appendix to the Plan.

     2.2 Termination of Participation and Reemployment. For the purposes of Article III (Employee and Company Matching Contributions), participation in the Plan shall terminate as of the date on which the individual ceases to be an Employee. In the event an individual has a Termination of Service and he subsequently is reemployed as an Employee, he may participate in the Plan as of the date he again becomes an Employee. Notwithstanding the foregoing, an individual who ceases to be an Employee but remains employed by a Participating Company shall continue to be a Participant, but shall not be permitted to make Before-tax or After-tax Contributions or be credited with Company Matching Contributions to the Plan.

ARTICLE III

Employee and Company Matching Contributions

     3.1 Before-tax Contributions.

(a) Subject to the limitations set forth in Sections 3.1(c), 4.1 and 5.2, each Participant may elect, in the manner prescribed by the Committee, to reduce his Compensation received on and after the effective date of the election through payroll reductions by an amount equal to from one percent (1%) to fifteen percent (15%), in whole percentages, of his Compensation payable with respect to any payroll period. Such contribution shall be accomplished through direct deferral of Compensation in each payroll period that the election is in effect. A Participant shall at all times have a one hundred percent (100%) nonforfeitable right to the value of his Before-tax Account.

(b) A Participant may authorize either an increase or decrease of Before-tax Contributions. This election will apply to future pay periods.

(c) In no event shall the aggregate Before-tax Contributions made under Section 3.1(a) of this Plan (and such other “elective deferrals”, as defined in Section 402(g)(3) of the Code and Treasury Regulation Section 1.402(g)-1(b)) made on a Participant’s behalf with respect to any calendar year exceed the dollar limitation that may be in effect with respect to such year in accordance with Section 402(g)(5) of the Code and Treasury Regulation Section 1.402(g)-1(d).

(d) For Before-tax Contributions made after February 3, 1997, the Company shall pay to the Trustee all Before-tax Contributions as soon as practicable, but no later than fifteen (15) business days after the end of the month in which the contribution is deducted from a Participant’s Compensation, which together with investment gains or losses thereon and withdrawals therefrom shall constitute such Participant’s Before-tax Account.

(e) Effective April 1, 2002, a Participant who has attained, or will attain, age 50 prior to the end of a calendar year may elect to reduce his Compensation by an amount equal to from one percent (1%) to fifteen percent (15%), in whole percentages, of his Compensation payable with respect to any payroll period; provided, however, that (1) Before-tax Contributions will not be treated as contributed pursuant to this subsection (e) unless the Participant is unable to make additional Before-tax

Contributions for the calendar year under subsection (a) due to limitations imposed by the Plan or applicable federal law, and (2) the amount contributed pursuant to this subsection (e) for any calendar year and, to the extent required by Treasury Regulations, any other elective deferrals contributed on the Participant’s behalf pursuant to Section 414(v) of the Code for a calendar year will not exceed the lesser of (A) the dollar amount applicable under Section 414(v) of the Code or (B) the excess of the Participant’s Compensation (as defined in Section 4.1(e)) for the calendar year over the Before-tax Contributions contributed on the Participant’s behalf under subsection (a) above for the calendar year. Before-tax Contributions for the calendar year under this subsection (e) will not be subject to the limitations described in Article IV or V.

     3.2 After-tax Contributions.

(a) Subject to the limitations set forth in Section 4.1, each Participant may elect, in the manner prescribed by the Committee, to contribute to the Plan as After-tax Contributions through ordinary payroll deductions, an amount equal to from one percent (1%) to fifteen percent (15%), in whole percentages, of his Compensation payable with respect to any payroll period. A Participant shall at all times have a one hundred percent (100%) nonforfeitable right to the value of his After-tax Account.

(b) A Participant may authorize either an increase or decrease of After-tax Contributions. This election will apply to future pay periods.

(c) For After-tax Contributions made after February 3, 1997, the Company shall pay to the Trustee all After-tax Contributions, as soon as practicable, but no later than fifteen (15) business days after the end of the month in which the contribution is deducted from a Participant’s Compensation, which together with investment gains or losses thereon and withdrawals therefrom, shall constitute a Participant’s After-tax Account.

     3.3 Maximum Employee Contribution. Notwithstanding anything in Sections 3.1 and 3.2 to the contrary, no Participant may make Before-tax Contributions (excluding Before-tax Contributions contributed pursuant to Section 3.1(e)) and After-tax Contributions combined in excess of fifteen percent (15%) of his Compensation, or such other percentage as the Committee shall determine for purposes of complying with any restriction imposed by the Code. The Before-tax Contribution and After-tax Contribution amounts elected by a Participant will be tentative and will become final only after the Committee has made such adjustments thereto as it deems necessary to maintain the qualified status of the Plan and to satisfy all applicable requirements of Sections 401(k), 401(m) and 414(v) of the Code.

     3.4 Matching Contributions. Each Participating Company will make a Company Matching Contribution equal to 50% of the sum of the Before-tax Contributions under Section 3.1(a) (but not under Section 3.1(e)) and After-tax Contributions under Section 3.2 authorized by the Participant to the extent that the sum does not exceed eight percent (8%) of the Participant’s Compensation per pay period, for a maximum total Company Matching Contribution of 4% of the Participant’s Compensation per pay period.

     Any Participant who was actively employed on or after December 31, 1988 shall be one hundred percent (100%) vested in his Company Matching Account. Any Participant who was not actively employed on or after December 31, 1988 shall be vested in his Company Matching Account in accordance with the terms of the Plan in effect on his Termination of Service date.

     3.5 Rollover Contribution. Under the terms of the Plan Administrative Manual adopted by the Committee, on and after October 1, 1999, any Participant may make Rollover Contributions, to be invested under the Trust Fund as part of his Account. The portion of a Participant’s Account representing Rollover Contributions shall be separately maintained (solely for accounting purposes) to facilitate identification. Rollover Contributions, investment gains or losses thereon and withdrawals therefrom shall constitute a Participant’s Rollover Account.

     3.6 Contributions with Respect to Military Service.

(a) Before-tax Contributions and After-tax Contributions. Effective December 12, 1994, a Participant who returns to employment with a Participating Company or an Affiliated Company following a period of “Qualified Military Service” (as defined below) will be permitted to make additional Before-tax Contributions and/or After-tax Contributions, within the limits described in this Article III, up to an amount equal to the Before-tax Contributions and/or After-tax Contributions

that the Participant would have been permitted to contribute to the Plan if he had continued to be employed and received Compensation (as defined below) during the period of Qualified Military Service. Before-tax Contributions and After-tax Contributions under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (1) 3 multiplied by the period of Qualified Military Service and (2) 5 years.

(b) Company Matching Contributions. The Participating Company will contribute to the Plan, on behalf of each Participant who has made Before-tax Contributions or After-tax Contributions under paragraph (a) of this Section 3.6, an amount equal to the Company Matching Contributions that would have been required under Section 3.4 had such Before-tax Contributions or After-tax Contributions been made during the period of Qualified Military Service.

(c) Limitations on Contributions. To the extent required by Sections 414(u) and 414(v) of the Code, the Before-tax Contributions, After-tax Contributions and Company Matching Contributions made under this Section 3.6 will be subject to the limitations described in Section 3.1(e) and Articles IV (Limitations on Contributions) and V (Nondiscrimination Limitations) for the Plan Year to which such contributions relate.

(d) Qualified Military Service. “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant’s right to reemployment is protected by law.

(e) Compensation. For purposes of this Section 3.6, “Compensation” is limited to the compensation that the Participant would have received during a period of Qualified Military Service (or, if such amounts are not reasonably certain, the Participant’s average earnings from the Participating or Affiliated Company for the twelve-month period immediately preceding the Participant’s period of Qualified Military Service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by law.

     3.7 Exclusive Benefit; Refund of Contributions. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions will not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining the Plan and Trust Fund). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions will be made to a Participating Company under the following circumstances and subject to the following limitations:

(a) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed, in whole or in part, for any contribution made by a Participating Company under Sections 3.1, 3.2 or 3.4, or such contribution is otherwise nondeductible and recovery thereof is permitted, the Trustee will refund to the Participating Company the amount so disallowed within one (1) year of the date of such disallowance or as otherwise permitted by applicable administrative rules.

(b) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of a Participating Company’s contribution as is attributable to the mistake of fact will be returnable to the Participating Company upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

     In the event that any refund is paid to a Participating Company hereunder, such refund will be made without regard to net investment gains attributable to the contribution, but will be reduced to reflect net investment losses attributable thereto.

     3.8 Deductibility of Contributions. The contribution that any Participating Company shall be required to make pursuant to the provisions of Sections 3.1, 3.2 and 3.4 in any Plan Year (hereinafter sometimes referred to as the Current Plan Year) shall not exceed the limit on deductible contributions under section 404(a)(3)(A)(i) of the Code and if, after any Participating Company shall have made any such excess contribution, then the amount of the contributions that such Participating Company would otherwise thereafter be required to make pursuant to the provisions of this Article III shall be reduced by an amount equal to the amount of the excess. All contributions to the Plan are expressly conditioned on their deductibility under the Code.

ARTICLE IV

Limitations on Contributions

     4.1 Overall Limitations. (a) Maximum Annual Addition. The maximum Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Plan Year shall not exceed the lesser of:

(1) the dollar limitation in effect under Section 415(c)(1)(A) of the Code, adjusted in accordance with Section 415(d) of the Code, or

(2) the percentage limitation in effect under Section 415(c)(1)(B) of the Code (effective January 1, 2002, 100%) of the Participant’s Compensation (as defined below) for the Plan Year.

(b) Definition of Annual Additions. For purposes of the Plan, “Annual Addition” shall mean the amounts allocated during the Plan Year to a Participant’s accounts under the Plan and any other qualified defined contribution plan maintained by a Participating Company or Affiliated Company that constitute:

(1) employer contributions,

(2) participant contributions,

(3) forfeitures, and

(4) amounts described in Section 415(l)(2) and 419A(d)(2) of the Code.

(c) Annual Additions to this Plan and all other defined contribution plans maintained by a Participating Company or an Affiliated Company shall never exceed the limitation defined in Section 415(c) of the Code.

(d) If the Annual Additions exceed the limitation described in Subsection(c) above, the amount allocated to a Participant will be reduced pro-rata among the defined contribution plans maintained by a Participating Company or an Affiliated Company in which he is a Participant.

(e) For purposes of this Section 4.1, “Compensation” shall be defined as compensation described in Section 415(c)(3)(A) of the Code including amounts contributed by a Participating Company pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Sections 125 (including for Plan Years beginning after December 31, 1997, any amounts deducted on a pre-tax basis for group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employee does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Participating Company’s health plan), 402(g)(3), 457 or 132(f)(4) of the Code.

(f) To the extent that an amount otherwise allocable to a Participant’s Account exceeds the limitation prescribed in Section 4.1(a), such amount shall be reduced by the amount representing the excess Annual Additions.

(g) If the amount otherwise allocable to the Account of a Participant would exceed the amount described above as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g) of the Code) that may be made under the limitations of Section 415 of the Code, or as a result of other facts and circumstances as established by the Commissioner of the Internal Revenue Service, then either Before-tax Contributions or After-tax Contributions, or both, and earnings thereon shall be distributed to the Participant to the extent necessary to reduce the excess amount as soon as practicable after the close of the Plan Year; provided, however, that, effective April 1, 2002, any such excess Before-tax Contributions may be recharacterized as Before-tax Contributions contributed pursuant to Section 3.1(e) to the extent permitted by Section 414(v) of the Code and Treasury Regulations issued thereunder and the provisions of Section 5.1(b) regarding the forfeiture of related Company Matching Contributions will apply. To the extent any portion of Company Matching Contributions are determined to be excess, while the Participant remains an Employee, his excess Company Matching Contributions will be held in a suspense account (which will share in investment gains and losses of the Trust Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts will be allocated to the Participant’s Account before any Company Matching Contributions are made on his behalf for the Plan Year. When the Participant ceases to be an Employee, his excess Company Matching Contributions held in the suspense account will be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other

Participants in the Plan. Furthermore, the Committee will perform any other actions as may be necessary to preserve the Plan’s status as a qualified plan.

ARTICLE V

Nondiscrimination Limitations

     5.1 Calendar Year Limitation on Before-tax Contributions.

(a) If a Participant’s Before-tax Contributions for his taxable year would exceed the limits set forth in Section 3.1(c) because of combined deferrals under this Plan and another plan, the Participant may request a distribution of such excess to be made no later than April 15 following tonditions are satisfied:

(1) The Participant notifies the Committee of the excess Before-tax Contribution by March 1 following the close of the Plan Year.

(2) The notice specifies how much of the excess Before-tax Contribution is to be withdrawn from the Plan.

(3) If a Participant’s Before-tax Contributions for his taxable year would exceed the limits set forth in Section 3.1(c) of Article III because of combined deferrals under this Plan and any other plan of Participating, Affiliated or Associated Company, the Participant shall be deemed to have made a request for a distribution of the excess in accordance with this paragraph.

(4) For purposes of determining the necessary reduction, (A) Before-tax Contributions previously distributed pursuant to Section 5.2(a) or returned to the Participant pursuant to Article IV will be treated as distributed under this Section 5.1, (B) Before-tax Contributions contributed pursuant to Section 3.1(e) and elective deferrals contributed pursuant to Section 414(v) of the Code will not be taken into account for purposes of determining whether the Participant has exceeded the limit imposed by Section 402(g) of the Code, and (C) Before-tax Contributions not taken into account in determining Company Matching Contributions will be reduced first.

(5) Notwithstanding the foregoing provisions of this Section 5.1, effective April 1, 2002, excess Before-tax Contributions may be recharacterized as Before-tax Contributions contributed pursuant to Section 3.1(e) to the extent permitted by Section 414(v) of the Code and Treasury Regulations issued thereunder.

(b) In the event a Participant receives a distribution of Before-tax Contributions pursuant to paragraph (a) or the Participant’s excess Before-tax Contributions are recharacterized as Before-tax Contributions pursuant to Section 3.1(e), the Participant will forfeit any Company Matching Contributions (plus income thereon as determined by the Committee) allocated to the Participant by reason of distributed or recharacterized Before-tax Contributions. Amounts forfeited will be used to reduce future Company Matching Contributions made pursuant to Section 3.4.

     5.2 Nondiscrimination Limitations on Before-tax Contributions.

(a) With respect to Before-tax Contributions (excluding Before-tax Contributions contributed pursuant to Section 3.1(e)) for any Plan Year, one of the following tests must be satisfied:

(1) The Average Actual Deferral Percentage for eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for all other eligible Employees for the preceding Plan Year multiplied by 1.25; or

(2) The Average Actual Deferral Percentage for eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for all other eligible Employees for the preceding Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for such Highly Compensated Employees does not exceed the applicable Average Actual Deferral Percentage for all other eligible Employees by more than two (2) percentage points.

(b) For purposes of this Section 5.2, this Plan will be aggregated and treated as a single plan with other plans maintained by the Corporation or an Affiliated Company to the extent that this Plan is aggregated with any such other plan for purposes of satisfying section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code.

(c) The determination and treatment of the Before-tax Contributions, After-tax Contributions and Actual Deferral Percentage of any Employee will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     5.3 Correction of Discriminatory Contributions.

(a) If the nondiscrimination tests of Section 5.2 are not satisfied with respect to Before-tax Contributions for any Plan Year, the Committee will (1) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 5.2, (2) convert the excess percentage amount determined under clause (1) into a dollar amount, and (3) reduce the Before-tax Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Before-tax Contributions by the lesser of (A) the amount by which the Highly Compensated Employee’s Before-tax Contributions exceeds the Before-tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-tax Contributions, or (B) the amount of the excess dollar amount determined under clause (2). This process shall be repeated until the Before-tax Contributions of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under clause (2). The Before-tax Contributions of any Highly Compensated Employee which must be reduced pursuant to this subsection (a) will be reduced (i) first, by distributing Before-tax Contributions not taken into account in determining Company Matching Contributions under Section 3.4, and (ii) then, by distributing Before-tax Contributions not described in (i), within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, and the provisions of Section 4.1 regarding the forfeiture of related Company Matching Contributions shall apply. For purposes of determining the necessary reduction, Before-tax Contributions previously distributed pursuant to Section 5.1 will be treated as distributed under this Section 5.3. Notwithstanding the foregoing, at the election of the Committee and in accordance with rules uniformly applicable to all affected Participants, the Actual Deferral Percentage reduction described in this Section may be accomplished, in whole or in part, by recharacterizing Before-tax Contributions as (A) Before-tax Contributions contributed pursuant to Section 3.1(e) to the extent permitted by Section 414(v) of the Code and Treasury Regulations issued thereunder; provided however that this clause (A) will only apply after April 1, 2002, or (B) After-tax Contributions, to the extent permitted under applicable Treasury Regulations, not later than two and one-half (2-1/2) months following the close of the Plan Year for which the Before-tax Contributions were made. Company Matching Contributions related to such recharacterized Before-tax Contributions will be forfeited if such Before-tax Contributions are recharacterized as Before-tax Contributions under Section 3.1(e), and will be forfeited if such Before-tax Contributions are recharacterized as Before-tax Contributions under Section 3.1(e), and will be forfeited if such Before-tax Contributions are recharacterized as After-tax Contributions, unless such Company Matching Contributions would have been made in the event such recharacterized Before-tax Contributions had originally been characterized as After-tax Contributions.

(b) Any distribution, recharacterization or forfeiture of Before-tax Contributions or Company Matching Contributions necessary pursuant to subsection (a) will include a distribution of the income, if any, allocable to such contributions. Such income will be equal to the sum of (1) the allocable gain or loss for the Plan Year (determined by multiplying the income allocable to the Participant’s Before-tax Contributions or Company Matching Contributions, as applicable, for the Plan Year by a fraction, the numerator of which is the Participant’s excess Before-tax Contributions or Company Matching Contributions, as applicable, for the Plan Year and the denominator is the Participant’s Before-tax Account or Company Matching Account, as applicable, as of the beginning of the Plan Year), plus (2) ten percent (10%) of the amount determined under clause (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth day of the month.

(c) Notwithstanding anything in this Section to the contrary, for any Highly Compensated Employee who is an active Participant in the Plan while eligible to participate in any other qualified retirement plan maintained by the Corporation or an Affiliated Company (excluding any such plan which is not permitted to be aggregated with the Plan pursuant to Treas. Reg. section 1.401(k)-1(g)(11)) under which the Employee has made employee contributions or elective deferrals for the year, the Committee will coordinate corrective actions under this Plan and such other plan for the year.

ARTICLE VI

Accounts

6.1 Accounts. For each Participant, such of the following Accounts as may be applicable shall be maintained:

(a) Before-tax Account. An account of each Participant’s interest in the Plan arising from a deferral made by the Employee pursuant to Section 3.1

(b) After-tax Account. An account of each Participant’s interest in the Plan arising from a deferral made by the Employee pursuant to Section 3.2.

(c) Company Contribution Account. An account of a Participant’s interest in the Plan arising from contributions made under the terms of the Savings Plan for Lever Brothers Employees Represented by the ICWUC as in effect on December 31, 1989 or the Thrift and Savings Plan for Certain Employees of Lever Brothers Company as in effect on December 31, 1989.

(d) Company Matching Contribution Account. An account of each Participant arising from Participating Company contributions made pursuant to Section 3.4.

(e) Rollover Account. An account of a Participant which arises from a Rollover Contribution pursuant to Section 3.5.

     6.2 Allocation of Investment Return. On a daily basis, the Trustee shall determine the fair market value of the investments in the Trust Fund allocable to each Account. Any earnings or losses on the value of such investments since the preceding day (excluding Investment Option earnings or losses previously allocated to Participants’ Accounts as provided under this Plan) shall be allocated to the appropriate Account of each Participant in proportion to each Participant’s most recently calculated account value. This allocation of earnings or losses shall be calculated on an Investment Option by Investment Option basis. Notwithstanding the foregoing, the value of amounts invested in the Unilever N.V. Stock Fund shall be the sum of the value of the shares allocated to such Account and any cash pending investment in shares on each valuation date.

     6.3 Investment of Accounts. On a daily basis, each Participant may designate , in a manner prescribed by the Committee, that amounts allocated to one of his Accounts under the Plan be invested in one or more of the Investment Options listed in Appendix A. From time to time the Pension and Investment Committee may designate Investment Options, withdraw the designation of Investment Options or change designated Investment Options. Investment in the Investment Options shall be in multiples of 1%, the sum of the multiples in each case being 100%. A Participant may increase or decrease his investments in any or all of the Investment Options with regard to future and prior allocations to his Account. A Participant may redeem his interest in any Investment Option in multiples of 1% or whole shares of the amounts held, and to reinvest the proceeds thereof in any other Investment Option. In the event a Participant fails to direct the investment of all or any portion of his Account, the Pension and Investment Committee will designate a default Investment Option in which such amount will be invested.

     Notwithstanding anything in this Section 6.3 to the contrary, all or any part of the Trust Fund may be invested by one or more Investment Managers appointed by the Pension and Investment Committee, under one or more pooled or commingled funds maintained by a bank or insurance company, together with commingled assets of other plans of deferred compensation qualified under Section 401(a) of the Code. A portion of the Trust Fund, as determined by the Pension and Investment Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution.

     The Participating Companies intend that this Plan allows all Participants and Beneficiaries to direct investment of all contributions to the Plan in a manner that conforms to Section 404(c) of the ERISA and DOL Regulation Section 2550.404c-1 and that the Plan and Trust are operated and administered in accordance with such provisions, including, without limitation, the requirement that a fiduciary select Investment Options that in the aggregate, satisfy the requirement that permits a Participant to select among a broad range of investment alternatives. With respect to investment directions by a Participant or Beneficiary, neither the Trustee, the

Committee, the Pension and Investment Committee nor any of the Participating Companies shall be under any duty to question any such direction of a Participant or Beneficiary. The Trustee shall comply as promptly as is practicable with the directions given by a Participant or by a Beneficiary in accordance with the terms of the Plan. Neither the Trustee, the Committee, the Pension and Investment Committee nor any of the Participating Companies shall be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant or Beneficiary.

     6.4 Voting and Tender of Securities Other Than Company Stock. Other than Company Stock, to the extent that shares of Investment Options that are regulated investment companies are allocated to Participants’ Account, the Trustee will vote or tender such shares solely in accordance with instructions furnished to it by each Participant (or Beneficiary of a deceased Participant). Such shares, including fractional shares, for which voting or tender instructions are not received will not be voted or tendered.

     6.5 Special Rules Applicable to Company Stock. Effective January 1, 2002, Participants may direct the investment of all or a portion of their Account in Unilever N.V. stock (“Company Stock”). Such investment direction will be subject to the following rules as well as such other rules and limitations as the Committee may impose:

(a) Exercise of Company Stock Voting Rights. Each Participant will have the right to direct the Trustee as to the exercise of voting rights with respect to Company Stock, including fractional shares, allocated to such Participant’s Account. As soon as practicable prior to the occasion for the exercise of such voting rights, the Trustee will deliver or cause to be delivered, to each Participant, all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to Company Stock allocated to the Participant’s Account. Instructions by Participants to the Trustee will be on such form or in such other manner and pursuant to such regulations as the Trustee prescribes. Any such instructions will remain in the strict confidence of the Committee. Any shares of Company Stock for which no instructions are received by the Trustee within such time specified by notice will not be voted. With respect to fractional shares for which instructions are received by the Trustee, the Trustee will aggregate all such fractional shares for which the same instructions are received into whole shares and will vote such whole shares as instructed. Any remaining fractional shares will be voted by the Trustee in the same proportion as the allocated shares.

(b) Tender Offer Response on Company Stock. In the event of a tender offer for any Company Stock held in the Plan (other than a self-tender by Unilever N.V. of its own stock), the Trustee or its agent will as promptly as practicable request of each Participant instructions as to the tender offer response desired by that Participant in connection with the shares of Company Stock allocated to the Account of such Participant and the Trustee will be bound by the instructions received. Any such instructions will remain in the strict confidence of the Trustee. Any shares of Company Stock for which no instructions are received by the Trustee within such time specified by notice will not be tendered. With respect to fractional shares for which instructions are received by the Trustee, the Trustee will aggregate all such fractional shares for which instructions to tender are received into whole shares and will tender such whole shares as instructed. Any remaining fractional shares will be tendered at the direction of the Committee in the same proportion as the allocated shares.

(c) Dividends and Other Distributions. Any securities received by the Trustee by reason of a stock split, a stock dividend or other distribution will be appropriately allocated to Participants’ Accounts holding interest in Company Stock. Dividends or other cash distributions received by the Trustee with respect to Company Stock will be reinvested in Company Stock and appropriately allocated to Participants’ Accounts holding Company Stock with respect to which such distributions were made.

(d) Share Legend. Shares of Company Stock held or distributed by the Trustee may include such legend restrictions, if any, on transferability as may reasonably be required in order to assure compliance with applicable federal and state securities laws.

(e) Confidentiality. The Committee will designate a fiduciary for ensuring that (1) procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding, and sale of Company Stock and the exercise of voting, tender and similar rights with respect to Company Stock by Participants, (2) the procedures described in (1) are sufficient to maintain confidentiality, except to the extent necessary to comply with federal law or state laws not preempted by ERISA, and (3) an independent fiduciary is appointed, if and to the extent necessary to satisfy applicable governmental regulations, to carry out activities relating to any situations involving a potential for undue company influence upon Participants, with regard to the direct or indirect exercise of shareholder rights.

(f) Scope of Provisions. The provisions of this Section 6.5 will apply to Participants, Beneficiaries, alternate payees under qualified domestic relations orders and any other persons with an interest in the Plan and the right to direct the investment of any Account hereunder.

ARTICLE VII

Beneficiaries

     7.1 Designation of Beneficiary. Each Participant may at any time designate or change his Beneficiary, or may cancel any designation of a Beneficiary that has been made by him by providing notice to the Committee in a manner that is agreed upon by the Committee and the Trustee and that complies with applicable law, which notice shall not be effective until received by the Committee; provided, however, that the Beneficiary of a married Participant shall be his spouse unless the spouse irrevocably consents to the designation of someone else as Beneficiary in a document filed with the Committee that acknowledges the effect of such election and is witnessed by a notary public. The spouse’s consent to the designation of someone else as the Participant’s Beneficiary shall not be required if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury. In the event that a Participant or former Participant dies without a surviving spouse and without having in effect at the time of his death a designation of a Beneficiary made as aforesaid, his Beneficiary shall be deemed to be the executor or administrator of the Participant’s estate or, if no such executor or administrator is appointed within six months after the date of death of the Participant, then his Beneficiary shall be deemed to be the heir or heirs of the Participant in the following order of priority: his issue per stirpes, his parents, his brothers and sisters or their issue per stirpes, and if payable to more than one person in a class, all persons in the class shall share equally. Upon the payment of any amount to a Beneficiary, the Trustee, any Participating Companies and the members of any committee hereunder, shall not be under any further liability to anyone in respect of such amount.

ARTICLE VIII

Payment of Benefits

     8.1 Death Benefits.

(a) Amount of Death Benefit. In the event of a Participant’s death prior to his Benefit Commencement Date, his Beneficiary will be entitled to receive a death benefit equal to the balance of his Account, determined as of the valuation date related to the Benefit Commencement Date for the Participant’s Beneficiary.

(b) Time of Distribution.

(1) General Rule. Death benefits will be paid to the Participant’s Beneficiary as soon as practicable after the Participant’s death.

(2) Required Distribution Dates. Notwithstanding any provision of the Plan to the contrary, the Benefit Commencement Date:

(A) for a spouse Beneficiary will be no later than December 31 of the later of (i) the calendar year following the year of the Participant’s death or (ii) the calendar year in which the Participant would have attained age 70-1/2.

(B) for a non-spouse Beneficiary will be no later than December 31 of the year containing (i) the fifth anniversary of the Participant’s death or (ii) with respect to death benefits payable from the Participant’s Account in the form of installments, the first anniversary of the Participant’s death.

     Distributions under this Section 8.1 will otherwise comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirement of Treas. Reg. Section 1.401(a)(9)-5.

(c) Form of Distribution.

(1) If a Participant dies after his Benefit Commencement Date, death benefits, if any, from such Participant’s Account will be determined by the form of payment in effect for the Participant at the time of his death.

(2) Subject to the $5,000 cashout rules, as provided in Section 8.3(b)(1) if a Participant dies before his Benefit Commencement Date, death benefits payable from such Participant’s Account to his Beneficiary will be paid in the form of a lump sum.

     8.2 In Service Withdrawals. A Participant who is employed by a Participating or Affiliated Company may, in a manner prescribed by the Committee, request a withdrawal from his Account in accordance with the following rules:

(a) Withdrawal of Contributions. If a Participant who is still employed by a Participating or Affiliated Company shall so request, he will be permitted to withdraw the following amounts in the following order prorata from his Investment Options (with a minimum withdrawal amount of $500):

(1) amounts held in the After-tax Account and, on a pro-rata basis, the earnings on pre-87 and post-86 After-tax Contributions,

(2) amounts held in the Rollover Account, and

(3) amounts held in the Company Matching Contribution Account provided, however, that these monies may not be withdrawn until 24 months after the date of contribution.

(b) Withdrawals After Age 59-1/2. Following the withdrawal of the maximum amount permitted pursuant to Section 8.2(a), a Participant who is employed by a Participating or Affiliated Company and who has attained age fifty-nine and one-half (59-1/2) may request, in a manner prescribed by the Committee, a withdrawal of all or any portion of the Participant’s Before-tax Account.

(c) Hardship Withdrawals. Following the withdrawal of the maximum amount permitted pursuant to Section 8.2(a), a Participant who is employed by a Participating or Affiliated Company may request, in a manner prescribed by the Committee, a withdrawal of all or any portion of the Participant’s Before-tax Account on account of hardship; provided, however, that the aggregate amount of a Participant’s withdrawals from the Before-tax Account (including any such withdrawals under any predecessor plan from elective deferrals and earnings attributable thereto under such predecessor plan) will not exceed the balance of his Account to the extent attributable to elective deferrals under any predecessor plan as of December 31, 1988, plus the sum of his Before-tax Contributions and any elective deferrals made to any predecessor plan after December 31, 1988. Withdrawals pursuant to this Section will be subject to the following additional rules:

(1) The Participant’s request must be in a manner prescribed by the Committee and documented in the Plan Administrative Manual. A hardship withdrawal may be made for the following reasons:

(A) Medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or any dependents (as defined in Section 152 of the Code) to the extent such expenses exceed reimbursement or compensation by insurance or otherwise;

(B) Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(C) Payment of tuition and related educational fees, for the next twelve months of post-secondary education for the Participant, his spouse or children or dependents; or

(D) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.

(2) A Participant will be deemed to lack available resources to satisfy his immediate and heavy financial need if all of the following requirements are satisfied:

(A) The distribution is not in excess of the amount of the immediate and heavy financial need.

(B) The Participant has obtained all distributions, other than a distribution for a hardship, and all non-taxable loans available to the Participant under this Plan (unless such loan would cause an additional hardship) and all other pension, profit-sharing plans and stock purchase plans maintained by a Participating Company or an Affiliated Company in which the Participant has benefits, subject to the terms of such other plans. Before a distribution for a hardship is made, a loan shall first be made, then all amounts available, other than the amount subject to this Section, will be distributed.

(C) For withdrawals before January 1, 2002, the Participant may not make Before-tax Contributions for the Participant’s taxable year immediately following the taxable year of a hardship distribution from this Plan or any other pension or profit-sharing plan maintained by a Participating or Affiliated Company in excess of the applicable limits under Section 402(g) of the Code for such next taxable year less the amount of such Participant’s Before-tax Contributions for the taxable year of the hardship withdrawal.

(D) Hardship distributions will be made on a pro-rata basis in the following order:

(i) amounts held in the After-tax Account and, on a pro rata basis, the earnings on pre-87 and post-86 After-tax Contributions;

(ii) amounts held in the Company Matching Contributions Account for less than 24 months; and

(iii) amounts held in the Before-tax Account.

(3) Effective January 1, 1992, the amount of an immediate and heavy financial need shall at the Participant’s election include any amounts necessary to pay any Federal taxes, based on applicable supplemental withholding tables, and penalties resulting from the withholding tables, and penalties resulting from the withdrawal for a hardship under this paragraph and amounts required to be withdrawn under paragraph (a) of this Section 8.2.

(4) Notwithstanding anything in this Section 8.2 to the contrary, no Participant will be permitted to withdraw any portion of his Account pledged as security for a loan pursuant to Section 8.7.

(5) If a Participant receives a hardship withdrawal from the Plan pursuant to this Section 8.2, (A) such Participant may not make Before-tax Contributions or After-tax Contributions under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other plan of deferred compensation or stock purchase plan maintained by a Participating Company or an Affiliated Company for a period of twelve (12) months (or, effective January 1, 2002, 6 months) commencing on the date of his receipt of the withdrawal, and (B) for withdrawals before January 1, 2002, in the calendar year following the calendar year of such withdrawal, such Participant may not make Before-tax Contributions under this Plan or elective deferrals under any other qualified retirement plan maintained by the Corporation or an Affiliated Company in excess of:

(i) the dollar amount described in Section 3.1(c) for such year, minus

(ii) the total Before-tax Contributions under this Plan and elective deferrals under any other qualified plan made by the Participant during the calendar year of the withdrawal.

     8.3 Amounts Payable on Termination of Service.

(a) Amount of Benefit. The Plan benefit payable to a Participant upon such Participant’s Termination of Service for reasons other than his death, will be equal to the balance of his Account, determined as of the valuation date related to the Benefit Commencement Date for the Participant.

(b) Time of Distribution.

(1) General Rule. Distribution of benefits under this Section 8.3 to the Participant will be made as soon as practicable after the Participant’s Termination of Service; provided, however, that in the case of a Participant who has not attained age 65 and whose Account balance exceeds $5,000, no distribution will be made at such time without the consent of the Participant that is provided in a manner that is agreed upon by the Committee and the Trustee and that complies with applicable law. If the Participant, other than a Retired Participant, does not consent to an immediate distribution, his Account shall remain invested in the Investment Options and shall be paid to such Participant as soon as administratively feasible following the earlier of his election of a Benefit Commencement Date or his attainment of age 65 in a manner prescribed by the Committee. Withdrawals under Section 8.2 of this Article VIII or loans under Section 8.7 of this Article VIII shall not be permitted.

     If a Retired Participant whose Account balance exceeds $5,000 does not give his consent in a manner prescribed by the Committee to deferring receipt of his Account beyond age 65, then his Account will be paid to him as soon as practicable following his attainment of age 65.

     Notwithstanding the foregoing, in no event shall amounts be payable under this Section 8.3 until all contributions and loan repayments have been credited to the Participant’s Account.

(2) Required Distribution Dates. Except as otherwise elected by the Participant in writing or provided in this Section, the Benefit Commencement Date for any Participant will not be later than the 60th day following the close of the Plan Year in which (A) the Participant attains age 65, (B) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (C) the Participant incurs a Termination of Service, whichever occurs last. Notwithstanding any provision of the Plan to the contrary, a Participant’s Benefit Commencement Date shall not be later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) for distributions after December 31, 1996, in the case of a Participant who is not a 5% owner (within the meaning of Section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the calendar year in which the Participant’s Termination of Service occurs. Distributions under this Section 8.3 will otherwise comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of Treas. Reg. Section 1.401(a)(9)-5.

(3) With respect to distributions under the Plan made for calendar years beginning with January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final Treasury Regulations under Section 401(a)(9) that were published on April 17, 2002.

(c) Election Period. The Committee shall provide a notice to each Participant, no less than thirty (30) days and no more than ninety (90) days before his Benefit Commencement Date, which shall include an explanation of the valuation of his Account that is provided in a manner that is agreed upon by the Committee and the Trustee and that complies with applicable law. A Participant may only make an election to receive payment of benefits hereunder following receipt by such Participant of the Committee’s notice described above. A Participant’s election to receive a distribution of his Account balance must be made in a manner prescribed by the Committee and prior to his Benefit Commencement Date and shall designate a Benefit Commencement Date no earlier than thirty (30) days after receipt of the notice and no later than ninety (90) days prior to his Benefit Commencement Date. Notwithstanding the preceding sentence, a Participant’s Benefit Commencement Date may occur less than thirty (30) days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a thirty (30) day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution. The Participant may make his election at any time and any number of times during the ninety (90) days prior to his Benefit Commencement Date. Actual payment of benefits may reasonably be delayed beyond a Participant’s Benefit Commencement Date for administrative purposes, but shall in any event be made as soon after his Benefit Commencement Date as is administratively feasible.

     8.4 Form of Payment.

(a) General Rule. Except as otherwise provided in this Section 8.4, all distributions of benefits payable to a Participant under Section 8.2 or 8.3 of the Plan will be made in the form of a single sum.

(b) Small Benefits. Notwithstanding any provisions of the Plan to the contrary, the Committee will direct that a Participant’s Account be paid in a single sum without the Participant’s consent as soon as practicable following the Participant’s Termination of Service if, as of the Benefit Commencement Date, the total value of the Participant’s Account is $5,000 or less.

(c) Forms of Payment for Retired Participants or Participants Who Incur a Disability. (1) Notwithstanding paragraph (a) above and subject to paragraph (b) above, a Retired Participant or a Participant who incurs a Disability may elect, in a manner prescribed by the Committee, to have his Account paid to him in accordance with the following:

(A) he may elect monthly recurring payments (minimum of $500), which amount can be changed at any time after payments begin;

provided, however, that he may elect to receive the balance of his Account at any time after payments begin; provided further, that if he elects to stop receiving such payments, he may not elect monthly recurring payments under this paragraph (A) again;

(B) he may elect monthly, quarterly or annual installments over a period of time not to exceed the lesser of his life expectancy or 15 years; provided, however, that he may elect to receive the balance of his Account at any time after payments begin; or

(C) he may elect to receive the total value of his Account in a single sum.

(2) A Participant who is receiving payment under (A) or (B) above may elect one or more nonrecurring payments (minimum of $500) at any time.

(3) In no event shall a withdrawal made under this Section 8.4(c) exceed the value of the Participant’s Account.

(4) In the event a withdrawal made under this Section 8.4(c) results in a balance of less than $500.00 in all of the Participant’s Accounts, then such remaining balance shall be distributed to the Participant in a single sum.

(5) A withdrawal made pursuant to Section 8.4(c)(1)(A) or (B) shall be made from a Participant’s Accounts, to the extent there are amounts in such Accounts, in the following order:

(A) amounts held in the After-tax Account and, on a pro-rata basis, the earnings on pre-87 and post-86 After-tax Contributions,

(B) amounts held in the Before-tax Account,

(C) amounts held in the Rollover Account, and

(D) amounts held in the Company Matching Account.

     8.5 Payment of Unilever N.V. Stock. A Participant whose Account balance exceeds $5,000 and who elects a single payment of the total value of such Account, may elect that, subject to any legal restrictions, amounts invested in the Unilever N.V. Stock Fund are to be payable in whole shares of Unilever N.V. common stock or cash.

     8.6 Incapacitated Participants. If the person who is entitled to receive any payments in accordance with the provisions of this Plan shall be determined to be incapable of receiving such payments because of a physical or mental incapacity, the Committee shall direct the Trustee in writing to withhold such payments until a competent representative of such person shall have been appointed pursuant to law.

     8.7 Missing Payees. It shall be the sole duty and responsibility of a Participant or Beneficiary to keep the Committee informed of his most current mailing address.

     8.8 Loans. Loans shall be made to any Participant who is an Employee and any other Participant who is a “party in interest” (within the meaning of Section 3(14) of ERISA) in a manner prescribed by the Committee and as documented in the Plan Administrative Manual and Plan Loan Rules which constitute a part of this Plan. Loans shall be made on a reasonably equivalent basis, they shall not be made available to highly compensated employees, officers or shareholders in an amount greater than the amount made available to other employees, they shall be adequately secured and they shall bear a reasonable interest rate as set by the Committee.

     8.9 Qualified Domestic Relations Order. Notwithstanding any provision of the Plan to the contrary, if a domestic relations order is determined to be a Qualified Domestic Relations Order (“QDRO”) which satisfies the requirements of Section 206(d) of ERISA and Section 414(p) of the Code, then the Plan shall make payable to an alternate payee such amounts as set forth in said QDRO in the form of an immediate lump sum distribution.

     8.10 Direct Rollover. In the event any payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving spouse of a

Participant, or an alternate payee who is the spouse or former spouse of a Participant, would constitute an “eligible rollover distribution,” such individual may request that such payment or payments be transferred directly from the Trust to the trustee of an “eligible retirement plan.” Any such request shall be made in a manner that is agreed upon by the Committee and the Trustee and that complies with applicable law at such time in advance as the Committee may specify. The Committee is permitted to set such maximums or minimums with respect to eligible rollover distributions in the manner and to the extent permitted under law. Notwithstanding the foregoing, any eligible rollover distribution in excess of $1,000 made after the effective date of final regulations issued by the Department of Labor with respect to Section 401(a)(31)(B) of the Code shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive such distribution.

     For purposes of this Section 8.10:

(a) “eligible rollover distribution” shall mean a distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, or a specified period of ten (10) or more years, (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (3) with respect to distributions made prior to January 1, 2002, any distribution to the extent such distribution is not included in gross income and (4) effective January 1, 1999 (or January 1, 2000 if so elected by the Employer) any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code or effective January 1, 2002, any hardship distribution; and

(b) “eligible retirement plan” shall mean (1) an individual retirement account described in Section 408(a) of the Code, (2) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (3) an annuity plan described in Section 403(a) of the Code, (4) a qualified defined contribution plan the terms of which permit the acceptance of rollover distributions, (5) effective January 1, 2002, an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by an eligible employer described in Section

457(e)(1)(A) of the Code that shall separately account for the distribution or (6) effective January 1, 2002, an annuity contract described in Section 403(b) of the Code; provided, however, that (i) the eligible retirement plans described in clauses (3) and (4) shall not apply with respect to a distribution made prior to January 1, 2002 to a Beneficiary who is the surviving spouse of a Participant and (ii) with respect to a distribution (or portion of a distribution) consisting of After-tax Contributions, “eligible retirement plan” shall mean a plan described in clause (4) that agrees to separately account for such amounts or a plan described in clause (1) or (2).

(c) distributions to an alternate payee, as defined in Section 414(p) of the Code, who is a spouse or former spouse of the Participant, are treated as eligible rollover distributions.

(d) a direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant (or spouse).

ARTICLE IX

Reservations of Rights by Participating Companies
and Limitations of Rights of Participants

     9.1 Plan Does Not Impose Any Contractual Obligation on Participating Companies. Although it is the intention of the Participating Companies that this Plan shall be continued and that their contributions hereunder shall be made, this Plan is entirely voluntary on the part of the Participating Companies and its continuance and the payment of contributions by the Participating Companies hereunder are not assumed as contractual obligations. Each Participant, Beneficiary, or other person who shall claim the right to any payment or benefit under this Plan, shall be entitled to look only to the Trust Fund for such payment or benefits and shall not have any right, claim or demand therefor against any of the Participating Companies. Each of the Participating Companies specifically reserves the right, in its sole discretion and pursuant to a majority vote of its Board of Directors (or a duly authorized committee thereof) in accordance with its by-laws, to modify or suspend, in whole or in part, at any time, and for any period or periods, or to discontinue, at any time, the contributions described in Section 3.4 hereof.

     9.2 Plan Is Not a Contract of Employment. This Plan shall not be deemed to constitute a contract between any of the Participating Companies and any Participant or former Participant or to be a consideration for, or an inducement for, the employment of any Participant or any Employee of any Participating Company or Affiliated Company. Nothing contained in this Plan shall be deemed to give any Participant or any Employee of any Participating Company or Affiliated Company the right to be retained in the service of any such Company or to interfere with the right of any such Company to discharge any Participant or Employee at any time without regard to the effect that such discharge shall have upon his rights, if any, under this Plan.

ARTICLE X

Nonalienation of Benefits

     10.1 Spendthrift Clause. Any benefit which shall be payable under this Plan shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to alienate, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void; and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, payment shall be made immediately from a Participant’s Accounts, to the extent vested, (a) pursuant to a QDRO, (b) upon the enforcement of a Federal tax levy made pursuant to Section 6331 of the Code or upon collection by the United States on a judgment resulting from an unpaid tax assessment with respect to the Participant, (c) upon approval of a loan pursuant to Section 8.7 of the Plan, or (d) subject to the provisions of Section 401(a)(13) of the Code, upon a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA.

ARTICLE XI

The Trust Fund

     11.1 Trust Fund. The Trust Fund shall be held and disbursed by the Trustee in accordance with the provisions of the Trust Agreement for use in accordance with the provisions of the Trust Agreement. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as expressly provided in this Plan and/or the Trust Agreement.

     11.2 Trustee. The Trustee shall at all times be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise trust powers and subject to supervision or examination by Federal or state authority. The Committee may remove the Trustee at any time, upon the notice required by the provisions of the Trust Agreement, and, if the Trustee shall be so removed or shall resign, such Committee shall designate a successor trustee.

     11.3 Powers of the Trustee. Subject to the provisions of Article XII of this Plan, the Trustee shall at all times have such powers to hold, invest, reinvest, control and disburse the Trust Fund as shall at that time be set forth in the Trust Agreement.

ARTICLE XII

Administration of the Plan

     12.1 Powers and Responsibilities of the Corporation.

(a) The Board of Directors shall be empowered to appoint and remove the Committee and the Pension and Investment Committee from time to time as it deems necessary for the proper administration and/or handling of Plan assets to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code and ERISA.

(b) The Pension and Investment Committee shall manage the Plan’s assets and select investment vehicles which are then available to all Plan Participants.

(c) The Pension and Investment Committee shall appoint the Trustee as well as any Investment Manager.

(d) The Board of Directors shall appoint the members of the Committee which is the Plan Administrator.

(e) The Board of Directors may notify its Investment Managers to suspend trading in any Investment Option including the Unilever N.V. Stock Fund if deemed appropriate by the Pension and Investment Committee or if mandated by the New York Stock Exchange, the Securities and Exchange Commission or other regulatory authority.

(f) The Board of Directors shall periodically review the performance of any fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Board of Directors or by a qualified person specifically designated by the Board of Directors , through day-to-day conduct and evaluation, or through other appropriate ways.

     12.2 Powers and Duties of the Plan Administrator. The primary responsibility of the Plan Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall have the exclusive right to interpret the Plan provisions and to exercise full discretion where necessary or appropriate in the interpretation, construction and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan including, but not limited to, discretionary authority to determine eligibility for benefits (including the authority to make factual determinations about a worker’s classification status), benefit entitlement or to construe the terms of the Plan. The Plan Administrator may establish procedures, correct any defect, supply information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done on a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of ERISA and all regulations issued pursuant thereto. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under this Plan.

     The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to (a) the maintenance of all records of Participants and Beneficiaries necessary for the administration of the Plan and (b) the taking of any action necessary to meet the reporting and disclosure requirements imposed by ERISA. The Board of Directors authorizes the Plan Administrator to designate agents to carry out certain of its responsibilities.

     12.3 Information from the Participating Companies. To enable the Plan Administrator to perform its functions, the Participating Companies shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Plan Administrator may require; and the Plan Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Plan Administrator may rely upon such information as is supplied by the Participating Companies and shall have no duty of responsibility to verify such information.

     12.4 Payment of Expenses. All expenses of administration may be paid out of the Trust Fund unless paid by the Participating Companies. Such expenses shall include any expenses incident to the functioning of the Plan Administrator, including, but not limited to, fees of accountants, counsel, and other specialists, and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Participating Companies may reimburse the Trust Fund for any administration expense incurred.

     12.5 Claims Procedures. (a) For purposes of the Plan, a claim for benefits is a written application for benefits filed with the Director of Benefits of the Corporation. The Director of Benefits shall act upon a claim within ninety (90) days of the date on which the claim is filed, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time; provided, however, that no extensions shall be permitted beyond ninety (90) days after the date on which the claimant received notice of the extension of time from the Director of Benefits. If the Director of Benefits fails to notify the claimant of its decision to grant or deny such claim within the time specified by this subsection (a), such claim shall be deemed to have been denied by the Director of Benefits and the review procedure described in subsection (b) shall become available to the claimant.

(b)(1) Whenever a claim for benefit is denied, written notice, prepared in a manner calculated to be understood by the claimant, shall be provided to him, setting forth the reason or reasons for the denial, specific references to pertinent Plan provisions and a description of any additional material or information necessary for the claimant to perfect the claim (and explaining why such material or information is needed), and will advise the claimant of the procedure for the appeal of such denial and the time limits applicable to such procedure, including for claims filed on or after January 1, 2002, a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(2) Any claimant whose claim is denied may, within sixty (60) days after his receipt of written notice of such denial, request in writing a review by the Committee, the members of which shall be “named fiduciaries”, within the meaning of Section 402(a) of ERISA for the purpose of adjudicating such appeals. Such claimant or his representative may request, and will be provided free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. Such claimant or his representative may submit issues and comments in writing. The Committee shall adjudicate the claimant’s appeal within sixty (60) days after its receipt of his written request for review, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time; provided, however, that such adjudication shall be made no later than one hundred twenty (120) days after the Committee’s receipt of the claimant’s written request for review.

(3) If the Committee fails to notify the claimant of its decision with respect to his request for review within the time specified by this subsection (b), such claim shall be deemed to have been denied on review.

(c) If the claim is denied by the Committee such decision shall be in writing, shall set forth (1) the reasons therefor, (2) specific references to the pertinent Plan provisions on which the decision is based, (3) a description of the claimant’s right to, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits, (4) a description of any voluntary appeal procedures offered by the Plan and (5) a statement of the claimant’s right to bring a civil action under Section 502(a) and shall be written in a manner calculated to be understood by the claimant.

(d) Both the Director of Benefits and/or the Committee have the exclusive right to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation, construction and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan including, but not limited to full discretionary authority to (i) determine eligibility (including the authority to make factual determinations about a worker’s classification status), (ii) determine benefits eligibility, or (iii) construe the terms of the Plan.

(e) All such decisions of the Director of Benefits of the Corporation shall be final, conclusive and binding upon all Participants and Beneficiaries and may solely be overturned by the Committee. All determinations of the Committee shall be final conclusive and binding.

ARTICLE XIII

Amendment of the Plan

     13.1 Right To Amend. Pursuant to a vote of the Board of Directors in accordance with its by-laws, the Board of Directors or its designee (on behalf of the Company and other Participating Companies) shall have the right, at any time or from time to time, to modify or amend this Plan in whole or in part; provided, however, that any modification or amendment of this Plan shall not deprive any former Participant or Beneficiary of any rights that shall have arisen pursuant to the provisions of Article VIII (Payment of Benefits) hereof on his Termination of Service or on his reaching age 65, and shall not effect any change in the relative interests of the Participants at the date of such modification or amendment, or grant any interest to any other person, in respect of the balance of the assets of the Trust Fund at that date.

     13.2 Amendments Required for Qualification. Anything in the foregoing Section 13.1 to the contrary notwithstanding, pursuant to a majority vote of the Board of Directors in accordance with its by-laws, the Board of Directors or its designee may make any and all modifications and amendments of this Plan which they shall deem to be necessary or appropriate in order to qualify this Plan and the Trust Agreement, or to keep this Plan and the Trust Agreement qualified, under the Code and the regulations thereunder, or any amendment of such Code or such regulations and to comply with the terms of ERISA or any regulations thereunder promulgated by the Department of Labor.

ARTICLE XIV

Termination of the Plan

     14.1 Right to Terminate. Pursuant to a vote of the Board of Directors in accordance with its by-laws, the Board of Directors (on behalf of the Company and other Participating Companies) may at any time terminate or partially terminate this Plan or permanently discontinue contributions hereunder. In the event of such termination or partial termination, all affected Participants shall be fully vested in their Accounts and the Treasurer shall direct the Trustee to pay to each affected Participant or Beneficiary having an interest in the Plan the value of all amounts held for such Participant or Beneficiary in his Account as of the date of termination (hereinafter called the Termination Date). In the event of a permanent discontinuance of contributions, all affected Participants shall be fully vested in their Account and the Treasurer shall direct the Trustee as to the time and manner of payment of all benefits hereunder.

     14.2 Sale of Assets of a Participating Company. Anything herein to the contrary notwithstanding, if any Participating Company shall sell substantially all of the property or assets used by such Participating Company in a trade or business of such Participating Company to a purchaser (other than another Participating Company or an Associated Company) which shall continue to carry on the business in which such Participating Company shall have used such property or assets, which shall employ, at, or within thirty (30) days after, the date of the sale of such property or assets (hereinafter called the Sale Date), any Participants who shall immediately prior to the Sale Date have been employed by such Participating Company in connection with its use of such property or assets and such purchaser does not assume the Plan or this Plan is not merged with, or any assets or liabilities are transferred from this Plan to, a plan maintained by the purchaser, then the Committee shall not later then the end of the second calendar year after the calendar year in which the sale occurred direct the Trustee to redeem all amounts held for the benefit of such Participants employed by such Participating Company in their Accounts and to either (a) pay the full value thereof to such Participant effective with the valuation date coinciding with or next following the Sale Date, or (b) pay the value thereof to the trustee of any profit sharing or similar plan of such purchaser so as to maintain the vested rights of all Participants, but not both.

     Such payment or application having been made, each Participating Company and the Trustee shall be discharged from all further liability under this Plan to, or in respect of, each of such Participants.

     14.3 Sale of Stock of a Participating Company. Anything herein to the contrary notwithstanding, if at any time any corporation (other than the Corporation) which shall then be a Participating Company shall cease to be a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by the Corporation and/or by Unilever P.L.C. and/or by Unilever N.V., then such corporation shall at that time (hereinafter called the Transfer Date) cease to be a Participating Company and, if such corporation (or any successor by merger or consolidation to it) shall continue to carry on the business of such corporation and if such corporation does not assume this Plan or this Plan is not merged with, or any assets or liabilities are not transferred from this Plan to, a plan maintained by such corporation, then the Committee shall not later then the end of the second calendar year after the calendar year in which the disposition occurred direct the Trustee to redeem all amounts held for the benefit of such Participants employed by such Participating Company in their Accounts and either (a) pay the value thereof to such Participants provided, however, that such Participant shall remain in the employ of such corporation for thirty (30) days after the Transfer Date unless terminated earlier by such corporation, effective with the valuation date coinciding with or next following the Transfer Date, or (b) pay the value thereof to the trustee of any profit sharing or similar plan of such purchaser in such fashion as to maintain the vested rights of all Participants, but not both. Such payment or application having been made, each Participating Company and the Trustee shall be discharged from all further liability under this Plan to, or in respect of, each of such Participants.

ARTICLE XV

Miscellaneous Provisions

     15.1 Plan Merger or Transfer of Assets or Liabilities. In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to, any other plan, each Participant will (if the Plan then terminates) be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     15.2 Plan To Be Construed in Compliance with Applicable Law. Anything in this Plan, or any amendment thereof, to the contrary notwithstanding, no provision of this Plan shall be so construed as to violate the requirements of the Code or ERISA. To the extent not preempted by Federal law, this Plan and any disputes relating to the Plan will be construed and enforced according to the laws of New York.

     15.3 Gender and Number. Wherever used herein, unless the context indicates otherwise, words in the masculine form shall be deemed to refer to females as well as males and words in the singular form shall be deemed to include the plural.

APPENDIX A

Investment Funds

(Effective January 1, 2002)

PRIMCO Interest Income Fund
PIMCO Total Return Fund
Fidelity Equity Income Fund
Pyramid Equity Index Fund
Harbor Capital Appreciation Fund
Fidelity Magellan Fund
Capital Guardian International Equity Fund
T. Rowe Price Small Cap Stock Fund
Fidelity Asset Manager
Fidelity Growth & Income Portfolio
Fidelity Contrafund
Washington Mutual Investors Fund — Class A
Capital Guardian Emerging Markets Equity Fund
Fidelity Select Portfolio: Financial Services Portfolio
Fidelity Select Portfolio: Health Care Portfolio
Fidelity Select Portfolio: Natural Resources Portfolio
Fidelity Select Portfolio: Technology Portfolio
Unilever N.V. Stock Fund

APPENDIX B
Lipton—Independence Plant

Compensation

(a)  The regular remuneration paid or which would have been paid to a Participant for services rendered to a Participating Company during any Plan Year (or during such portion of such Plan Year as he shall have been a Member if less than a whole year) without deduction for any amounts withheld therefrom for taxes or otherwise, subject to the following limitations and exceptions:

In the case of an hourly Employee, (i) for periods before February 20, 2001, weekly Compensation is limited to the base rate per hour multiplied by the number of straight time hours worked to a maximum of 40 hours (excluding overtime and bonus payments), and (ii) for periods after February 19, 2001, weekly Compensation is limited to the base rate per hour multiplied by the number of straight time hours worked, provided however, that the maximum number of straight time hours worked does not exceed 80 over a consecutive two-week period.

Company

Conopco, Inc. d/b/a Lipton.

Employee

Any individual in the employ of the Company who is an hourly employee and who is represented by the International Brotherhood of Teamsters Local 838.

Rollover Contribution

Includes amounts which are rolled over from the Retirement Plan for Union Employees of Lipton (formerly the Retirement Plan for Union Employees of VanDen Bergh Foods) ($25,000 minimum).

(2.1) Participation. Each Employee may become a Participant as of the first payroll period following the completion of one Year of Service. Notwithstanding the preceding sentence, an Employee will be first eligible to participate in the Plan no later than the earlier of the first day of the first Plan Year after the Employee has completed one Year of Service or 6 months after the day such requirement is met.

(3.4) Rollover Contribution. A Retired Participant who was employed by a Participating Company immediately preceding his date of retirement and whose vested value of all Accounts exceeds $5,000 may elect a direct rollover of all or part of his accrued benefit under the Retirement Plan for Union Employees of Lipton (formerly the Retirement Plan for Union Employees of VanDen Bergh Foods) (subject to a $25,000 minimum).

(8.8) Loans. No loans are permitted to Participants or Employees who participate pursuant to this Appendix B.

APPENDIX C
Lipton — Union Employees

Compensation

(a)  Compensation shall include all eligible earnings, as set forth in Schedule 1, paid to a Participant by a Participating Company.

Company

Conopco, Inc. d/b/a Lipton.

Employee

Any individual in the employ of the Company and represented by a bargaining unit that has elected coverage under this Plan: (a) represented by the Bakery, Confectionary and Tobacco Workers Local 42 located at the Company’s plant in Atlanta; (b) represented by the United Food and Commercial Workers Union #27 AFL-CIO located at the Company’s plant in Baltimore; (c) represented by the Teamsters Local 330 located at the Company’s plant in Elgin, Illinois; and (d) represented by the Teamsters Local 41 or the Operating Engineers Local 101 located at the Company’s plant in Olathe.

(2.1)	Participation. Each Employee may become a Participant immediately upon enrollment, which enrollment may not be effective before the first pay period which follows the Employee’s first day of employment with the Company.

(3.3)	Maximum Employee Contribution. A Participant’s combined Before-tax Contributions (excluding Before-tax Contribution contributed pursuant to Section 3.1(e)) and After-tax Contributions may not exceed twenty percent

(20%) of his Compensation, or such other percentage as the Committee shall determine for purposes of complying with any restriction imposed by the Code.

(3.4)	Matching Contributions. There are no Company Matching Contributions for Employees who participate in the Plan pursuant to this Appendix C.

(3.5)	Rollover Contribution. A Retired Participant who was employed by a Participating Company immediately preceding his date of retirement and whose vested value of all Accounts exceeds $5,000 may elect a direct rollover of all or part of his accrued benefit under the Retirement Plan for Union Employees of Lipton (formerly the Retirement Plan for Union Employees of VanDen Bergh Foods) (subject to a $25,000 minimum).

SCHEDULE 1
ELIGIBLE EARNINGS

ELIGIBLE
PAYMENT TYPE	Yes/No

Wages	Y
Salaries	Y
COLA	Y
Overtime	Y
Retroactive Wage Increase	Y
Tips/Gratuities paid to a Participant by a customer of a Participating Company	N
Shift Premium	Y
Vacation Pay (incl. vacation premium if applicable)	Y
Holiday Pay	Y
Code Section 401(k) contributions	Y
Code Section 125***, 129 or 132(f)(4) Salary Reductions	Y
Tuition Refund	N
Jury Duty
o Company Payments	Y
o Court Payments	N
Military Service
o Company Payments	Y
o Government Payments	N
Sickness, Accident, Disability Payments from:*
o Company	Y
o Insurance (Company Provided)	Y
o State disability payments	N
o Social Security disability	N
o Government hospital payments	N
o Workers Compensation	N
Imputed Income (Excess Life Insurance Premiums)	N
State Disability Premiums — California	N
Craft Training Courses
o Attend During Work Hours	Y
o Attend Outside Work Hours	N
Absence-Union Business**	Y

ELIGIBLE
PAYMENT TYPE	Yes/No

Bonus/Incentive
o Short Term	Y
o Long Term	N
o Sales Incentive	Y
Contest
o Cash	N
o Merchandise	N
Honor Award/Patent Payment	N
Safe Driving Merchandise Award	N
Moving Expense Reimbursement	N
Special Disturbance Allowance
o Current Employees	N
o New Employees Hired	N
o Mortgage Differential	N
Auto Allowance	N
Transportation Allowance	N
Employee Transferred From Unilever
o Expatriation Allowance	N
o Disturbance Allowance	N
o Initial Expense Allowance	N
Payment After Termination, Retirement or Death:
o Wages/Salaries	Y
o Overtime	Y
o Shift Premium	Y
o Retroactive Wage Increase	N
o Bonus/Incentive	N
o Contest	N
o Termination Pay
- Regular	N
- In Lieu of Recall	N
- Disability	N
o Pay in Lieu of Notice	N
o Vacation Accrued on Date of Termination	N
o Death Benefit
- For Balance of Pay Period	N
- Vacation Earned Prior to Death	N

*	Eligible earnings may not exceed the employee’s regular full or half-time pay for up to 26 weeks as specified in the disability pay schedules in Summary Plan Descriptions.

**	Earnings during local union activities, negotiations, and conventions which the Company ordinarily would not pay except for receiving reimbursement from the union in accordance with provisions of a collective bargaining agreement. The Company does not pay for time spent on union organizational activities or work performed for international unions.

***	Including any amounts deducted on a pre-tax basis for group health coverage because the Participant is unable to certify that he has other health coverage, so long as the Participant does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Participating Company’s health plan.

APPENDIX D
LEVER BROTHERS EMPLOYEES REPRESENTED BY THE ICWUC

Compensation

(a)  Compensation shall include all eligible earnings, as set forth in Schedule 1, paid to a Participant by a Participating Company.

Company

Conopco, Inc. d/b/a Lever Brothers Company.

Employee

Any individual in the employ of the Company who is represented by the International Chemical Workers Union Council Local 217C.

Retired Participant

An individual who has retired from a Participating, Affiliated or Associated Company or who has terminated under the terms of a voluntary retirement incentive program of a Participating, Affiliated or Associated Company, whose vested value of all his Accounts exceeds $5,000 on or at any time after his Termination of Service for reasons of retirement and who is entitled to receive a retirement benefit under the Retirement Plan for Employees of Lever Brothers Represented by the ICWUC.

Rollover Contribution

Includes amounts which are rolled over from the Retirement Plan for Employees of Lever Brothers Represented by the ICWUC.

(2.1) Participation. Each Employee may become a Participant following the completion of the earlier of (i) 90 days of Continuous Service (as defined in Schedule 2) or (ii) the accumulation of 30 days of work.

(3.3) Maximum Employee Contribution. A Participant’s combined Before-tax Contributions (excluding Before-tax Contribution contributed pursuant to Section 3.1(e)) and After-tax Contributions may not exceed eighteen percent (18%) of his Compensation, or such other percentage as the Committee shall determine for purposes of complying with any restriction imposed by the Code.

(3.4) Matching Contributions. The Company will make a Company Matching Contribution on behalf of each Participant who participates in the Plan pursuant to this Appendix E who is employed by a Participating Company equal to the applicable percentage on the following schedule:

Contribution under Sections 3.1(a) and 3.2	Company Matching Contribution

1%	1%

2%	2%

3%	2.5%

4%	3%

5%	3.5%

6%	4%

7% to maximum percentage	4%

Any Participant who was actively employed on or after October 1, 1999 shall be one hundred percent (100%) vested in his Company Matching Account. Any Participant who was not actively employed on or after October 1, 1999 shall be vested in his Company Matching Account in accordance with the terms of the Savings Plan for Lever Brothers Employees Represented by the ICWUC in effect on his Termination of Service date.

(3.5) Rollover Contribution. A Retired Participant who was employed by a Participating Company immediately preceding his date of retirement and whose vested value of all Accounts exceeds $5,000 may elect a direct rollover of all or part of his accrued benefit under the Retirement Plan for Employees of Lever Brothers Represented by the ICWUC.

(6.3) Investment of Accounts. A Participant may redeem his interest in any Investment Option in multiples of 1%, whole shares or dollars (minimum $250) of the amounts held.

(8.2) Withdrawal of Contributions. $500 minimum does not apply to withdrawals under this Appendix D. A Participant may withdraw the following amounts in the following order pro-rata from his Investment Options: (a) amounts held in the After-tax Account attributable to After-tax Contributions made prior to January 1, 1987, (b) amounts held in the After-tax Account attributable to After-tax Contributions made after December 31, 1986, and, on a pro-rata basis, the earnings on pre-87 and post-86 After-tax Contributions thereon, and (c) amounts held in the Rollover Account. Withdrawals after age 59-1/2 are permitted from a Participant’s Before-tax Account and/or Company Matching Account. Hardship withdrawals are made on a pro-rata basis in the following order: (a) amounts held in the After-tax Account attributable to After-tax Contributions made prior to January 1, 1987, (b) amounts held in the After-tax Account attributable to After-tax Contributions made after December 1, 1986, and, on a pro-rata basis, the earnings on pre-87 and post-86 After-tax Contributions, and (c) amounts held in the Rollover Account.

(8.4) Forms of Payment for Retired Participants or Participants Who Incur a Disability. A Retired Participant, a Participant who incurs a Disability or a spousal beneficiary may elect, in a manner prescribed by the Committee, to have his Account paid to him in accordance with the following: (A) he may withdraw whole dollar amounts from his Account subject to a minimum withdrawal of $500.00; (B) he may elect recurring monthly withdrawals in whole dollar amounts, subject to a minimum withdrawal of $500.00; or (C) he may elect to receive the total value of his Account. If a withdrawal made under Section 8.4(c) results in a balance of less than $500.00 in all of the Participant’s Accounts, then such remaining balance shall be distributed to the Retired Participant or a Participant who incurs a Disability or a spousal beneficiary in a single sum. A withdrawal made pursuant to Section 8.4(c)(1)(A) or (B) shall be made from a Participant’s Accounts, to the extent there are amounts in such Accounts, in the following order: (A) amounts held in the After-tax Account attributable to contributions made prior to January 1, 1987, (B) amounts held in the After-tax Account attributable to contributions made after December 31, 1986 and, on a pro-rata basis, the earnings on pre-87 and post 86 After-tax Contributions, (C) amounts held in the Before-tax Account, (D) amounts held in the Company Contribution Account, (E) amounts held in the Rollover Account, and (F) amounts held in the Company Matching Account.

SCHEDULE 1
ELIGIBLE EARNINGS

ELIGIBLE
PAYMENT TYPE	Yes/No

Wages	Y
Salaries	Y
COLA	Y
Overtime	Y
Retroactive Wage Increase	Y
Tips/Gratuities paid to a Participant by a customer of a Participating Company	N
Shift Premium	Y
Vacation Pay (incl. vacation premium if applicable)	Y
Holiday Pay	Y
Grievance Pay	N
Code Section 401(k) contributions	Y
Code Section 125*, 129 or 132(f)(4) Salary Reductions	Y
Tuition Refund	N
Jury Duty
o Company Payments	Y
o Court Payments	N
Military Service
o Company Payments	Y
o Government Payments	N
Sickness, Accident, Disability Payments from:**
o Company	Y
o Insurance (Company Provided)	Y
o State disability payments	N
o Social Security disability	N
o Government hospital payments	N
o Workers Compensation	N
Imputed Income (Excess Life Insurance Premiums)	N
State Disability Premiums — California	N
Craft Training Courses
o Attend During Work Hours	Y
o Attend Outside Work Hours	N

ELIGIBLE
PAYMENT TYPE	Yes/No

Absence-Union Business***	Y
Bonus/Incentive
o Short Term	Y
o Long Term	N
o Sales Incentive	Y
Contest
o Cash	N
o Merchandise	N
Honor Award/Patent Payment	N
Safe Driving Merchandise Award	N
Moving Expense Reimbursement	N
Special Disturbance Allowance
o Current Employees	N
o New Employees Hired	N
o Mortgage Differential	N
Auto Allowance	N
Transportation Allowance	N
Employee Transferred From Unilever
o Expatriation Allowance	N
o Disturbance Allowance	N
o Initial Expense Allowance	N
Payment After Termination, Retirement or Death:
o Wages/Salaries	Y
o Overtime	Y
o Shift Premium	Y
o Retroactive Wage Increase	N
o Bonus/Incentive	N
o Contest	N
o Termination Pay
- Regular	N
- In Lieu of Recall	N
- Disability	N
o Pay in Lieu of Notice	N
o Vacation Accrued on Date of Termination	N
o Death Benefit
- For Balance of Pay Period	N
- Vacation Earned Prior to Death	N

*	Including any amounts deducted on pre-tax basis for group health coverage because the Participant is unable to certify that he has other health coverage, so long as the Corporation does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Participating Company’s health plan.

**	Eligible earnings may not exceed the employee’s regular full or half-time pay for up to 26 weeks as specified in the disability pay schedules in Summary Plan Descriptions

***	Earnings during local union activities, negotiations, and conventions which the Corporation ordinarily would not pay except for receiving reimbursement from the union in accordance with provisions of a collective bargaining agreement. The Corporation does not pay for time spent on union organizational activities or work performed for international unions.

SCHEDULE 2

SERVICE RULES FOR NONSALARIED EMPLOYEES

     The rules contained herein are to be used in computing the service of an Employee. Nothing contained herein is intended to modify the provisions for calculating seniority contained in any agreement between the Corporation and any union.

ARTICLE I

Method of Computation

     All periods of time described herein shall be computed on the basis of years and days.

ARTICLE II

Definitions

     Unless the context indicates otherwise, the following terms shall have the respective meanings set forth below:

Break in Service

A calendar year during which an individual has not more than 500 Hours of Service. Solely for the purpose of determining if an individual has incurred a Break in Service, in the event he or she is absent from Service (after 1986 for Employees who are or will be eligible to participate in the Retirement Plan for “Four Plant” Employees of Lever Brothers Company (the “Four Plant Plan”) or the Retirement Plan for Hammond Plant” Employees of Lever Brothers Company (the “Hammond Plant Plan”) and after 1984 for other Employees) as a result of pregnancy, birth of a child of such Employee, placement of a child with such Employee in connection with the adoption of such child by such Employee or to care for such child of the individual immediately following the child’s birth or placement, he or she shall be credited with up to 501 Hours of Service during such absence. Such Hours of Service shall be credited based on the number of Hours of Service that would normally have been credited but for such absence and shall be credited in the Plan Year which the absence from Service began if necessary to prevent a Break in Service in that year or, in all other cases, in the next following Plan Year.

Combined Service

The entire period of time from an individual’s earliest date of Service to the date of determination, but excluding the following periods of time;

(a)  any period ending on or before December 31, 1984, (December 31, 1986, for employees who are eligible to participate in the Four Plant Plan or the Hammond Plant Plan) disregarded as of that date under the Break in Service provisions of the Lever Brothers Service Rules in effect from time to time before that date;

(b)  if the individual is not receiving credit for Service at the time of determination, any period since his most recent Separation from Service (or since the start of his current Leave of Absence granted for any reason other than disability;

(c)  any Period of Separation other than the first three months following a Layoff; provided, however, that in the case of any employee who was eligible to participate in the Four Plant Plan who was scheduled to be on layoff during the week of April 12, 1976, his Combined Service shall include the period of Layoff between April 1, 1976, and July 7, 1976, inclusive;

(d)  the entire period preceding any prior Separation from Service (arising for reasons other than a Layoff); and

(e)  in the case of a Leave of Absence granted for reasons other than military service or disability, the period of such Leave of Absence other than the first three months of such Leave.

In no event will a Participant’s Combined Service be less than (a) the full number of Years of Eligibility Service for the purposes of determining his eligibility to participate in the Plan and (b) the full number of his Years of Vesting Service for purposes of determining the vesting of his benefits under the Plan.

Continuous Service

Any of the following periods of time if during such periods the individual has credit for Combined Service:

(a)  the period of time for which he receives credit for Service as an “Employee”; or

(b)  in the case of a Layoff or Leave of Absence that immediately follows a period described in clause (a), the first three months of such Layoff or Leave and the remaining portion of any such Leave granted for reasons of military service or disability; provided, however, that in the case of any employee who was eligible to participate in the Four Plant Plan who was scheduled to be on layoff during the week of April 12, 1976, his Continuous Service shall include the period of Layoff between April 1, 1976, and July 7, 1976, inclusive.

Notwithstanding the foregoing, an individual’s Continuous Service after December 31, 1975, shall not be less than the number of his Years of Credited Service after that date.

Eligibility Computation Period

(a)  A period of 365 days beginning on the first day an individual receives credit for an Hour of Service or beginning on a Reemployment Date or (b) any subsequent calendar year which does not include the first day of a period described in subparagraph (a) above.

Hour of Service

An hour for which an individual receives credit for Service, but taking into account no more than 501 of such hours during which the individual performs no duties (the computation of Hours of Service for which no duties are performed and the crediting of all Hours of Service to particular computation periods shall be done in accordance with Labor Department Regulation Section 2530.200b-1(b)).

Layoff

The layoff of an individual for lack of work subject to recall, but only if he returns to Service within five years and he accepts the first offer of reemployment made to him in accordance with any applicable local rules.

Leave of Absence

An authorized written leave of absence (a) granted for reasons of disability or (b) granted for less than five years for any reason other than disability, provided that in the case of this clause (b) the individual returns to Service following the expiration of the Leave.

Period of Separation

A period following an individual’s Separation from Service during which he at no time receives credit for Service.

Reemployment Date

The first day on which an individual receives credit for an Hour of Service for the performance of duties immediately following (a) any Eligibility Computation Period during which he had no Hours of Service, or (b) an Eligibility Computation Period during which he had between one and 500 Hours of Service, if such period itself immediately follows an Eligibility Computation Period during which he had at least 501 Hours of Service.

Separation from Service

The voluntary or involuntary termination of an individual’s Service for any reason, including resignation, retirement, death, disability or layoff (whether or not by Layoff) but not by reason of a Leave of Absence.

Service

Employment as an employee of a Participating Company or an Associated Company for a period of time for which the individual is directly or indirectly paid or entitled to payment (including back pay, if any, irrespective of mitigation of damages) by a Participating Company or an Associated Company. Service shall also include, to the extent provided by the Corporation, similar periods of employment with an entity prior to the time all or part of its assets were acquired by a Participating Company or an Associated Company or prior to the time it became an Associated Company.

Year of Credited Service

A calendar year during which an individual has at least 1,000 Hours of Service and during any part of which he was an active Participant, provided that (a) if the individual was an active Participant in the Plan for less than a calendar year, or if during all or part of a calendar year an individual was employed at a weekly rate of Hours of Service constituting less than full-time employment for his job position at the time, he shall receive credit for such calendar year for only a fractional Year of Credit Service, the numerator of which fraction shall be his Hours of Service as an active Participant in the Plan during such calendar year and the denominator of which shall be the Hours of Service an individual would have had during such year if employed at a full-time rate for such job position throughout such year and (b) he shall receive no credit for Years of Credited Service for any period of time with respect to which either his Years of Eligibility Service or his Years of Vesting Service are disregarded as provided below.

Year of Eligibility Service

An Eligibility Computation period during which an individual has at least 1,000 Hours of Service, whether or not he was employed throughout such Period, but, if an individual has a Break in Service, his Years of Eligibility Service before such Break shall be disregarded unless (a) he completes a Year of Eligibility Service upon his return to the Service, and (b) either (1) at the time of such Break in Service he was vested in his Accrued Benefit or (2) the number of his consecutive Breaks in Service was less than (i) if he is or will be a participant in the Four Plant Plan or Hammond Plant Plan and he returns to Service prior to January 1, 1987, the number of his years of Eligibility Service before such Break or (ii) for all other individuals, the greater of five of the number of his Years of Eligibility Service before such Break.

Year of Vesting Service

A calendar year during which an individual has at least 1,000 Hours of Service, whether or not he was employed throughout such calendar year, but excluding (a) all periods of time before January 1, 1971, unless the individual has at least three Years of Vesting Service after December 31, 1970, (b) all periods o time before January 1, 1985 (January 1, 1987, for employees who are eligible to participate in the Four Plant Plan or Hammond Plant Plan), which would have been disregarded under the break in service provisions (including rules relating to minimum hours) of the Lever Brothers Company Service Rules as in effect from time to time before that date, including all periods of time before such date, during which the individual was ineligible to participate in the Plan because he was a part-time employee, and (c) Years of Vesting Service before a Break in Service, unless the individual completes a Year of Vesting Service upon his return to Service and either (1) at the time of such Break he was vested in his Accrued Benefit or (2) the number of his consecutive Breaks in Service was less than (i) if he is a participant in the Four Plant Plan or the Hammond Plant Plan and he returns to Service prior to January 1, 1987, the number of his Years of Vesting Service before such Break or (ii) for all other individuals, the greater of five or the number of his Years of Vesting Service before such Break.

SCHEDULE 3

PRIOR VESTING SCHEDULE (UNTIL OCTOBER 1, 1999)

Years of Service	Vested Percentage

less than 2	0
more than 2 and less than 3	40%
more than 3 and less than 4	60%
more than 4 and less than 5	80%
5 or more	100%

APPENDIX E
CERTAIN EMPLOYEES OF LEVER BROTHERS COMPANY

Compensation

(a)  Compensation shall include all eligible earnings, as set forth in Schedule 1, paid to a Participant by a Participating Company.

Company

Conopco, Inc. d/b/a Lever Brothers Company.

Employee

Any individual in the employ of the Company who is represented by the Allied Industrial Chemical and Energy Workers International Union — Local 6-0336 or the International Brotherhood of Teamsters — Local 570.

Retired Participant

An individual who has retired from a Participating, Affiliated or Associated Company or who has terminated under the terms of a voluntary retirement incentive program of a Participating, Affiliated or Associated Company, whose vested value of all his Accounts exceeds $5,000 on or at any time after his Termination of Service for reasons of retirement and who is entitled to receive a retirement benefit under the Unilever Home and Personal Care Union Retirement Plan (formerly the Retirement Plan for “Hammond Plant” Employees of Lever Brothers Company).

Rollover Contribution

Includes amounts which are rolled over from the Unilever Home and Personal Care Union Retirement Plan (formerly the Retirement Plan for “Hammond Plant” Employees of Lever Brothers Company).

(2.1) Participation. Each Employee may become a Participant as of the first payroll period following the completion of the earlier of (i) 90 days of Continuous Service or (ii) the accumulation of 30 days of work.

(3.3) Maximum Employee Contribution. A Participant’s combined Before-tax Contributions (excluding Before-tax Contribution contributed pursuant to Section 3.1(e)) and After-tax Contributions may not exceed eighteen percent (18%) of his Compensation, or such other percentage as the Committee shall determine for purposes of complying with any restriction imposed by the Code.

(3.4) Matching Contributions. The Company will make a Company Matching Contribution on behalf of each Participant who participates in the Plan pursuant to this Appendix E who is employed by a Participating Company equal to the sum of (a) 100% of the sum of the Before-tax and After-tax Contributions authorized by the Participant under Sections 3.1(a) and 3.2 to the extent that the sum does not exceed 2% of the Participant’s Compensation per pay period and, (b) 50% of the sum of the Before-tax and After-tax Contributions authorized by the Participant under Sections 3.1(a) and 3.2 to the extent that the sum exceeds 2% but does not exceed 6% of the Participant’s Compensation per pay period.

Any Participant who was actively employed on or after October 1, 1999 shall be one hundred percent (100%) vested in his Company Matching Account. Any Participant who was not actively employed on or after October 1, 1999 shall be vested in his Company Matching Account in accordance with the terms of the Thrift and Savings Plan for Certain Employees of Lever Brothers Company in effect on his Termination of Service date.

(3.5) Rollover Contribution. A Retired Participant who was employed by a Participating Company immediately preceding his date of retirement and whose vested value of all Accounts exceeds $5,000 may elect a direct rollover of all or part of his accrued benefit under the Unilever Home and Personal Care Union Retirement Plan (formerly the Retirement Plan for “Hammond Plant” Employees of Lever Brothers Company).

(6.3) Investment of Accounts. A Participant may redeem his interest in any Investment Option in multiples of 1%, whole shares or dollars (minimum $250) of the amounts held.

(8.2) Withdrawal of Contributions. $500 minimum does not apply to withdrawals under this Appendix D. A Participant may withdraw the following amounts in the following order pro-rata from his Investment Options: (a) amounts held in the After-tax Account attributable to After-tax Contributions made prior to January 1, 1987, (b) amounts held in the After-tax Account attributable to After-tax Contributions made after December 31, 1986, and, on a pro-rata basis, the earnings on pre-87 and post-86 After-tax Contributions thereon, and (c) amounts held in the Rollover Account. Withdrawals after age 59-1/2 are permitted from a Participant’s Before-tax Account and/or Company Matching Account. Hardship withdrawals are made on a pro-rata basis in the following order: (a) amounts held in the After-tax Account attributable to After-tax Contributions made prior to January 1, 1987, (b) amounts held in the After-tax Account attributable to After-tax Contributions made after December 1, 1986, and, on a pro-rata basis, the earnings on pre-87 and post-86 After-tax Contributions, and (c) amounts held in the Rollover Account.

(8.4) Forms of Payment for Retired Participants or Participants Who Incur a Disability. A Retired Participant, a Participant who incurs a Disability or a spousal beneficiary may elect, in a manner prescribed by the Committee, to have his Account paid to him in accordance with the following: (A) he may withdraw whole dollar amounts from his Account subject to a minimum withdrawal of $500.00; (B) he may elect recurring monthly withdrawals in whole dollar amounts, subject to a minimum withdrawal of $500.00; or (C) he may elect to receive the total value of his Account. If a withdrawal made under Section 8.4(c) results in a balance of less than $500.00 in all of the Participant’s Accounts, then such remaining balance shall be distributed to the Retired Participant or a Participant who incurs a Disability or a spousal beneficiary in a single sum. A withdrawal made pursuant to Section 8.4(c)(1)(A) or (B) shall be made from a Participant’s Accounts, to the extent there are amounts in such Accounts, in the following order: (A) amounts held in the After-tax Account attributable to contributions made prior to January 1, 1987, (B) amounts held in the After-tax Account attributable to contributions made after December 31, 1986 and, on a pro-rata basis, the earnings on pre-87 and post 86 After-tax Contributions, (C) amounts held in the Before-tax Account, (D) amounts held in the Company Contribution Account, (E) amounts held in the Rollover Account, and (F) amounts held in the Company Matching Account.

SCHEDULE 1

Eligible Earnings

ELIGIBLE
PAYMENT TYPE	Yes/No

Wages	Y
Salaries	Y
COLA	Y
Overtime	Y
Retroactive Wage Increase	Y
Tips/Gratuities paid to a Participant by a customer of a Participating Company	N
Shift Premium	Y
Vacation Pay (incl. vacation premium if applicable)	Y
Holiday Pay	Y
Pay in Lieu of Vacation	Y
Code Section 401(k) contributions	Y
Code Section 125*, 129 or 132(f)(4) Salary Reductions	Y
Tuition Refund	N
Jury Duty
o Company Payments	Y
o Court Payments	N
Military Service
o Company Payments	Y
o Government Payments	N
Sickness, Accident, Disability Payments from:**
o Company	Y
o Insurance (Company Provided)	Y
o State disability payments	N
o Social Security disability	N
o Government hospital payments	N
o Workers Compensation	N
Imputed Income (Excess Life Insurance Premiums)	N
State Disability Premiums — California	N
Craft Training Courses
o Attend During Work Hours	Y
o Attend Outside Work Hours	N

ELIGIBLE
PAYMENT TYPE	Yes/No

Absence-Union Business***	Y
Bonus/Incentive
o Short Term	Y
o Long Term	N
o Sales Incentive	Y
Contest
o Cash	N
o Merchandise	N
Honor Award/Patent Payment	N
Safe Driving Merchandise Award	N
Moving Expense Reimbursement	N
Special Disturbance Allowance
o Current Employees	N
o New Employees Hired	N
o Mortgage Differential	N
Auto Allowance	N
Transportation Allowance	N
Employee Transferred From Unilever
o Expatriation Allowance	N
o Disturbance Allowance	N
o Initial Expense Allowance	N
Payment After Termination, Retirement or Death:
o Wages/Salaries	Y
o Overtime	Y
o Shift Premium	Y
o Retroactive Wage Increase	N
o Bonus/Incentive	N
o Contest	N
o Termination Pay
- Regular	N
- In Lieu of Recall	N
- Disability	N
o Pay in Lieu of Notice	N
o Vacation Accrued on Date of Termination	N
o Death Benefit
- For Balance of Pay Period	N
- Vacation Earned Prior to Death	N

*	Including any amounts deducted on pre-tax basis for group health coverage because the Participant is unable to certify that he has other health coverage, so long as the Corporation does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Participating Company’s health plan.

**	Eligible earnings may not exceed the employee’s regular full or half-time pay for up to 26 weeks as specified in the disability pay schedules in Summary Plan Descriptions.

***	Earnings during local union activities, negotiations, and conventions which the Corporation ordinarily would not pay except for receiving reimbursement from the union in accordance with provisions of a collective bargaining agreement. The Corporation does not pay for time spent on union organizational activities or work performed for international unions.

APPENDIX F
BESTFOODS—CHICAGO-KILBOURN

Compensation

(a)  The amounts actually paid or made available to the Participant during the Plan Year for personal services rendered in the course of his employment with the Company and includable in gross income as wages, salary, commissions, tips, bonuses, overtime and other premium pay, plus any amounts contributed by the Company pursuant to a salary reduction agreement and which is not includable in gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code, but excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits and other non-cash compensation, deferred bonuses, dividends on stock granted under a management incentive compensation or stock ownership program or a restricted stock plan, cash payments or stock distribution made under a restricted stock plan, long term incentive plan or stock option plan, any cash or stock payments under a phantom stock program, proceeds from the exercise of stock options, lump sum severance pay, tuition or moving expense reimbursements, and bonuses, incentive compensation, vacation pay or any other compensation (other than salary continuation payments) paid subsequent to termination of employment.

Company

Conopco, Inc. d/b/a Unilever-Bestfoods.

Disabled Member

A Participant who, on account of physical or mental disability, is no longer capable of engaging in any occupation or employment whatsoever for remuneration or profit, if such disability continues for at least six months, and if it is demonstrated to the satisfaction of the Committee that such disability will be permanent and continuous for the remainder of his life.

Employee

Any hourly paid employee employed by the Bestfoods Chicago-Kilbourn location and covered by the collective bargaining agreement between the Company and the International Union of Operating Engineers, AFL-CIO Local 399 or the United Food & Commercial Workers International Union AFL-CIO CLC Local 100A.

One-Year Break in Service, Break in Service, or Break

Each calendar year, or each 12-consecutive-month period beginning on each date of hire of the Participant and on the annual anniversary of such date(s), whichever is applicable, during which the Participant (or former Participant) has completed 500 or fewer Hours of Service. A Break in Service shall be deemed to have occurred at the end of each such calendar year, or 12-consecutive-month period, whichever is applicable. For purposes of this Section a “date of hire” shall be the date on which the individual completes his first Hour of Service after the Break in Service.

Service

Regular active employment of an Employee with the Company. For all purposes of the Plan, except the rights to obtain a Plan loan, to make an in-service withdrawal, or to make contributions or have contributions made on behalf of an individual, Service shall include (i) regular active employment other than as an Employee with the Company or any Affiliated Company, and (ii) leaves of absence, temporary layoff, and service with a foreign affiliated corporation, upon approval of the Committee on a uniform and nondiscriminatory basis. Approved leaves of absence shall include but not be limited to periods while a Disabled Member, periods of military service during wartime or as a draftee in the Armed Forces of the United States and periods of any other military service for which a leave of absence is granted by the Company, provided the Employee returns to Service after the leave of absence expires (except for a leave granted to a Disabled Member), or after military service within the period specified for protection of re-employment rights under applicable statutes then in force or within such other periods specified by the Committee.

Year of Service

Each Plan Year during which any individual completes 1,000 or more Hours of Service.

(2.1) Participation. Each Employee may become a Participant as of the first day of the month coincident with or immediately following 45 days of service. The Employee must also be at least 18 years of age.

(3.1) Before-tax Contributions. Subject to the limitations set forth in Sections 3.1(c), 4.1 and 5.2, each Participant may elect, in the manner prescribed by the Committee, to reduce his Compensation received on and after the effective date of the election through payroll reductions by an amount equal to from one percent (1%) to sixteen percent (16%), in whole percentages, of his Compensation payable with respect to any payroll period. Such contribution shall be accomplished through direct deferral of Compensation in each payroll period that the election is in effect. A Participant shall at all times have a one hundred percent (100%) nonforfeitable right to the value of his Before-tax Account.

(3.2) After-tax Contributions. A Participant who participates in the Plan pursuant to this Appendix F may not make After-tax Contributions to the Plan.

(3.4) Matching Contributions. The Company will make a Company Matching Contribution on behalf of each Participant who participates in the Plan pursuant to this Appendix F who is employed by a Participating Company equal to $.25 for each dollar of Before-tax Contributions authorized by the Participant under Section 3.1(a) to the extent that the sum does not exceed 4% of the Participant’s Compensation per pay period.

If a Participant has a Termination of Service other than by death, disability or retirement before age 65 and after completing 5 years of Service, he shall have a 100% nonforfeitable right to his Company Matching Contribution Account. A Participant shall have a fully vested, nonforfeitable right in his Company Matching Contribution Account when he attains age 65, or becomes a Disabled Member who is eligible for benefits under a disability plan sponsored by a Participating Company.

(8.2) In-Service Withdrawals. No withdrawals of After-tax Contributions are permitted. Subject to the following sentence, a Participant may elect to withdraw any dollar amount not in excess of (a) the aggregate amount of his Before-tax Contributions to the Plan reduced by the aggregate amount of such contributions during the 2 year period ending immediately prior to the “effective withdrawal date” which have been matched by Company Matching Contributions reduced by the aggregate of amounts previously withdrawn from the Trust Fund. In no event shall a withdrawal under this Section exceed the value, as of the effective withdrawal date, of his Before-tax Contribution Account.

Notwithstanding any provision herein to the contrary, any withdrawal of Before-tax Contributions under this section shall be attributable first, to Before-tax Contributions that are part of Rollover Contributions; and second, to Before-tax Contributions and to earnings on all Before-tax Contributions, to the extent required by Section 72(e) of the Code or any successor provision thereto. The amount of the withdrawal which is attributable to Before-tax Contributions and to earnings on all Before-tax Contributions shall be made in a proportionate manner separate from the determination of the taxable portion of the withdrawal.

A Participant may elect to withdraw from the Trust Fund up to the full value, as of the effective withdrawal date, of all of his Before-tax Contributions.

A Participant may elect to withdraw from the Trust Fund up to the full value, as of the effective withdrawal date, of all of his Before-tax Contributions attributable to Rollover Contributions.

Notwithstanding anything in this Section to the contrary, the maximum amount otherwise withdrawable by a Participant shall be reduced by the amount of any outstanding Plan loan.

(Misc) Break in Service. A Participant who terminated Service and then returns to Service before incurring a Break in Service shall continue to receive credit for his Service before his termination. With respect to a Participant who incurs a Break in Service, unless he satisfies the rules below, he shall receive no credit for his Years of Service before a Break in Service. The rules relating to a Participant’s Service rendered before a Break in Service are:

1.     If a Participant has a nonforfeitable right to his Company Matching Contribution Account, his Years of Service prior to a One-Year Break in Service shall be considered as Service upon the Participant’s completion of his first Hour of Service following a Break in Service.

2.     If a Participant does not have a nonforfeitable right to his Company Matching Contribution Account, his Years of Service prior to any One-Year Break in Service shall be considered as Service if:

(A) the Participant completes one Year of Service after the Break in Service, and

(B) the number of consecutive One-Year Breaks in Service does not equal or exceed the greater of 5 or the aggregate number of such Years of Service prior to such Break. The aggregate number of Years of Service before such Break shall not include any Years of Service not required to be taken into account hereunder by reason of any prior Break in Service.

Notwithstanding (1) and (2) above, recognition of Service prior to a Break in Service shall be made only by taking into account the benefit level in effect at the time the Participant or former Participant incurred the Break in Service.

Except as provided in subsection (a), a Participant who terminates his Service other than by death, disability or retirement and incurs a Break in Service before he completes three Years of Service shall forfeit all Company Matching Contributions as of the date he terminates Service. The value of such forfeited Company Matching Contributions shall be used to reduce the amount of Company Matching Contributions. If such former Participant terminates his Service and is rehired in the calendar year in which he terminates Service or within five calendar years immediately thereafter, his Company Matching Contribution Account shall be reinstated, as of the Valuation Date which is 30 days following his rehire by converting the value of such Account at the time they were forfeited into Company Matching Contributions of equivalent value as of such Valuation Date.

APPENDIX G
BESTFOODS—INDIANAPOLIS

Compensation

(a)  The amounts actually paid or made available to the Participant during the Plan Year for personal services rendered in the course of his employment with the Company and includable in gross income as wages, salary, commissions, tips, bonuses, overtime and other premium pay, plus any amounts contributed by the Company pursuant to a salary reduction agreement and which is not includable in gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code, but excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits and other non-cash compensation, deferred bonuses, dividends on stock granted under a management incentive compensation or stock ownership program or a restricted stock plan, cash payments or stock distribution made under a restricted stock plan, long term incentive plan or stock option plan, any cash or stock payments under a phantom stock program, proceeds from the exercise of stock options, lump sum severance pay, tuition or moving expense reimbursements, and bonuses, incentive compensation, vacation pay or any other compensation (other than salary continuation payments) paid subsequent to termination of employment.

Company

Conopco, Inc. d/b/a Unilever-Bestfoods.

Disabled Member

A Participant who, on account of physical or mental disability, is no longer capable of engaging in any occupation or employment whatsoever for remuneration or profit, if such disability continues for at least six months, and if it is demonstrated to the satisfaction of the Committee that such disability will be permanent and continuous for the remainder of his life.

Employee

Any hourly paid employee employed by the Bestfoods Indianapolis location and covered by the collective bargaining agreement between the Company and the International Union of Electronic, Electrical, Salaried Machine and Furniture Workers (IUE) Local 302 FW.

One-Year Break in Service, Break in Service, or Break

Each calendar year, or each 12-consecutive-month period beginning on each date of hire of the Participant and on the annual anniversary of such date(s), whichever is applicable, during which the Participant (or former Participant) has completed 500 or fewer Hours of Service. A Break in Service shall be deemed to have occurred at the end of each such calendar year, or 12-consecutive-month period, whichever is applicable. For purposes of this Section a “date of hire” shall be the date on which the individual completes his first Hour of Service after the Break in Service.

Year of Service

Each Plan Year during which any individual completes 1,000 or more Hours of Service.

(2.1) Participation. Each Employee may become a Participant as of the first day of the month coincident with or immediately following date of hire.

(3.1) Before-tax Contributions. Subject to the limitations set forth in Sections 3.1(c), 4.1 and 5.2, each Participant may elect, in the manner prescribed by the Committee, to reduce his Compensation received on and after the effective date of the election through payroll reductions by an amount equal to from one percent (1%) to twelve percent (12%), in whole percentages, of his Compensation payable with respect to any payroll period. Such contribution shall be accomplished through direct deferral of Compensation in each payroll period that the election is in effect. A Participant shall at all times have a one hundred percent (100%) nonforfeitable right to the value of his Before-tax Account.

(3.2) After-tax Contributions. A Participant who participates in the Plan pursuant to this Appendix G may not make After-tax Contributions to the Plan.

(3.4) Matching Contributions. The Company will make a Company Matching Contribution on behalf of each Participant who participates in the Plan pursuant to this Appendix G who is employed by a Participating Company equal to $.20 for each dollar of Before-tax Contributions authorized by the Participant under Section 3.1(a) to the extent that the sum does not exceed 3% of the Participant’s Compensation per pay period.

If a Participant has a Termination of Service other than by death, disability or retirement before age 65 and after completing 5 years of Service, he shall have a 100% nonforfeitable right to his Company Matching Contribution Account. A Participant shall have a fully vested, nonforfeitable right in his Company Matching Contribution Account when he attains age 65, or becomes a Disabled Member who is eligible for benefits under a disability plan sponsored by a Participating Company.

(8.2) In-Service Withdrawals. No withdrawals of After-tax Contributions are permitted. A Disabled Member may elect to receive his Plan benefits upon becoming a Disabled Member.

Subject to the following sentence, a Participant may elect to withdraw any dollar amount not in excess of (a) the aggregate amount of his Before-tax Contributions to the Plan reduced by the aggregate amount of such contributions during the 2 year period ending immediately prior to the “effective withdrawal date” which have been matched by Company Matching Contributions reduced by the aggregate of amounts previously withdrawn from the Trust Fund. In no event shall a withdrawal under this Section exceed the value, as of the effective withdrawal date, of his Before-tax Contribution Account.

Notwithstanding any provision herein to the contrary, any withdrawal of Before-tax Contributions under this section shall be attributable first, to Before-tax Contributions that are part of Rollover Contributions; and second, to Before-tax Contributions and to earnings on all Before-tax Contributions, to the extent required by Section 72(e) of the Code or any successor provision thereto. The amount of the withdrawal which is attributable to Before-tax Contributions and to earnings on all Before-tax Contributions shall be made in a proportionate manner separate from the determination of the taxable portion of the withdrawal.

A Participant may elect to withdraw from the Trust Fund up to the full value, as of the effective withdrawal date, of all of his Before-tax Contributions.

A Participant may elect to withdraw from the Trust Fund up to the full value, as of the effective withdrawal date, of all of his Before-tax Contributions attributable to Rollover Contributions.

Notwithstanding anything in this Section to the contrary, the maximum amount otherwise withdrawable by a Participant shall be reduced by the amount of any outstanding Plan loan.

(Misc) Break in Service. A Participant who terminated Service and then returns to Service before incurring a Break in Service shall continue to receive credit for his Service before his termination. With respect to a Participant who incurs a Break in Service, unless he satisfies the rules below, he shall receive no credit for his Years of Service before a Break in Service. The rules relating to a Participant’s Service rendered before a Break in Service are:

1.     If a Participant has a nonforfeitable right to his Company Matching Contribution Account, his Years of Service prior to a One-Year Break in Service shall be considered as Service upon the Participant’s completion of his first Hour of Service following a Break in Service.

2.     If a Participant does not have a nonforfeitable right to his Company Matching Contribution Account, his Years of Service prior to any One-Year Break in Service shall be considered as Service if:

(A) the Participant completes one Year of Service after the Break in Service, and

(B) the number of consecutive One-Year Breaks in Service does not equal or exceed the greater of 5 or the aggregate number of such Years of Service prior to such Break. The aggregate number of Years of Service before such Break shall not include any Years of Service not required to be taken into account hereunder by reason of any prior Break in Service.

Notwithstanding (1) and (2) above, recognition of Service prior to a Break in Service shall be made only by taking into account the benefit level in effect at the time the Participant or former Participant incurred the Break in Service.

Except as provided in subsection (a), a Participant who terminates his Service other than by death, disability or retirement and incurs a Break in Service before he completes three Years of Service shall forfeit all Company Matching Contributions as of the date he terminates Service. The value of such forfeited Company Matching Contributions shall be used to reduce the amount of Company Matching Contributions. If such former Participant terminates his Service and is rehired in the calendar year in which he terminates Service or within five calendar years immediately thereafter, his Company Matching Contribution Account shall be reinstated, as of the Valuation Date which is 30 days following his rehire by converting the value of such Account at the time they were forfeited into Company Matching Contributions of equivalent value as of such Valuation Date.

APPENDIX H
BESTFOODS—CHICAGO FRANKLIN PARK

Compensation

(a)  The amounts actually paid or made available to the Participant during the Plan Year for personal services rendered in the course of his employment with the Company and includable in gross income as wages, salary, commissions, tips, bonuses, overtime and other premium pay, plus any amounts contributed by the Company pursuant to a salary reduction agreement and which is not includable in gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code, but excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits and other non-cash compensation, deferred bonuses, dividends on stock granted under a management incentive compensation or stock ownership program or a restricted stock plan, cash payments or stock distribution made under a restricted stock plan, long term incentive plan or stock option plan, any cash or stock payments under a phantom stock program, proceeds from the exercise of stock options, lump sum severance pay, tuition or moving expense reimbursements, and bonuses, incentive compensation, vacation pay or any other compensation (other than salary continuation payments) paid subsequent to termination of employment.

Company

Conopco, Inc. d/b/a Unilever-Bestfoods.

Disabled Member

A Participant who, on account of physical or mental disability, is no longer capable of engaging in any occupation or employment whatsoever for remuneration or profit, if such disability continues for at least six months, and if it is demonstrated to the satisfaction of the Committee that such disability will be permanent and continuous for the remainder of his life.

Employee

Any hourly paid employee employed by the Bestfoods Franklin Park, Illinois location and covered by the collective bargaining agreement between the Company and the International Brotherhood of Teamsters Local 744 (Franklin Park).

One-Year Break in Service, Break in Service, or Break

Each calendar year, or each 12-consecutive-month period beginning on each date of hire of the Participant and on the annual anniversary of such date(s), whichever is applicable, during which the Participant (or former Participant) has completed 500 or fewer Hours of Service. A Break in Service shall be deemed to have occurred at the end of each such calendar year, or 12-consecutive-month period, whichever is applicable. For purposes of this Section a “date of hire” shall be the date on which the individual completes his first Hour of Service after the Break in Service.

Service

Regular active employment of an Employee with the Company. For all purposes of the Plan, except the rights to obtain a Plan loan, to make an in-service withdrawal, or to make contributions or have contributions made on behalf of an individual, Service shall include (i) regular active employment other than as an Employee with the Company or any Affiliated Company, and (ii) leaves of absence, temporary layoff, and service with a foreign affiliated corporation, upon approval of the Committee on a uniform and nondiscriminatory basis. Approved leaves of absence shall include but not be limited to periods while a Disabled Member, periods of military service during wartime or as a draftee in the Armed Forces of the United States and periods of any other military service for which a leave of absence is granted by the Company, provided the Employee returns to Service after the leave of absence expires (except for a leave granted to a Disabled Member), or after military service within the period specified for protection of re-employment rights under applicable statutes then in force or within such other periods specified by the Committee.

Year of Service

Each Plan Year during which any individual completes 1,000 or more Hours of Service.

(2.1) Participation. Each Employee may become a Participant as of the first day of the month coincident with or immediately following 45 days of service. The Employee must also be at least 18 years of age.

(3.1) Before-tax Contributions. Subject to the limitations set forth in Sections 3.1(c), 4.1 and 5.2, each Participant may elect, in the manner prescribed by the Committee, to reduce his Compensation received on and after the effective date of the election through payroll reductions by an amount equal to from one percent (1%) to twelve percent (12%), in whole percentages, of his Compensation payable with respect to any payroll period. Such contribution shall be accomplished through direct deferral of Compensation in each payroll period that the election is in effect. A Participant shall at all times have a one hundred percent (100%) nonforfeitable right to the value of his Before-tax Account.

(3.2) After-tax Contributions. A Participant who participates in the Plan pursuant to this Appendix F may not make After-tax Contributions to the Plan.

(3.4) Matching Contributions. The Company will make a Company Matching Contribution on behalf of each Participant who participates in the Plan pursuant to this Appendix G who is employed by a Participating Company equal to $.20 for each dollar of Before-tax Contributions authorized by the Participant under Section 3.1(a) to the extent that the sum does not exceed 3% of the Participant’s Compensation per pay period.

If a Participant has a Termination of Service other than by death, disability or retirement before age 65 and after completing 5 years of Service, he shall have a 100% nonforfeitable right to his Company Matching Contribution Account. A Participant shall have a fully vested, nonforfeitable right in his Company Matching Contribution Account when he attains age 65, or becomes a Disabled Member who is eligible for benefits under a disability plan sponsored by a Participating Company.

(8.2) In-Service Withdrawals. No Participant who participates in the Plan pursuant to this Appendix G may receive an in-service withdrawal.

(Misc) Break in Service. A Participant who terminated Service and then returns to Service before incurring a Break in Service shall continue to receive credit for his Service before his termination. With respect to a Participant who incurs a Break in Service, unless he satisfies the rules below, he shall receive no credit for his Years of Service before a Break in Service. The rules relating to a Participant’s Service rendered before a Break in Service are:

1.     If a Participant has a nonforfeitable right to his Company Matching Contribution Account, his Years of Service prior to a One-Year Break in Service shall be considered as Service upon the Participant’s completion of his first Hour of Service following a Break in Service.

2.     If a Participant does not have a nonforfeitable right to his Company Matching Contribution Account, his Years of Service prior to any One-Year Break in Service shall be considered as Service if:

(A) the Participant completes one Year of Service after the Break in Service, and

(B) the number of consecutive One-Year Breaks in Service does not equal or exceed the greater of 5 or the aggregate number of such Years of Service prior to such Break. The aggregate number of Years of Service before such Break shall not include any Years of Service not required to be taken into account hereunder by reason of any prior Break in Service.

Notwithstanding (1) and (2) above, recognition of Service prior to a Break in Service shall be made only by taking into account the benefit level in effect at the time the Participant or former Participant incurred the Break in Service.

Except as provided in subsection (a), a Participant who terminates his Service other than by death, disability or retirement and incurs a Break in Service before he completes three Years of Service shall forfeit all Company Matching Contributions as of the date he terminates Service. The value of such forfeited Company Matching Contributions shall be used to reduce the amount of Company Matching Contributions. If such former Participant terminates his Service and is rehired in the calendar year in which he terminates Service or within five calendar years immediately thereafter, his Company Matching Contribution Account shall be reinstated, as of the Valuation Date which is 30 days following his rehire by converting the value of such Account at the time they were forfeited into Company Matching Contributions of equivalent value as of such Valuation Date.

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